     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 2001


                                                      REGISTRATION NO. 333-45378

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                 POST-EFFECTIVE

                                AMENDMENT NO. 3

                                  TO FORM F-1

                                  ON FORM F-3

                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------

                             GT GROUP TELECOM INC.
             (Exact name of Registrant as specified in its charter)

            CANADA                              4813                          NOT APPLICABLE
(State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
incorporation or organization)       Classification Code Number)          Identification Number)

   20 BAY STREET, 7TH FLOOR, TORONTO, ONTARIO, CANADA M5J 2N8 (416) 848-2000 (Address and telephone number of Registrant's principal executive offices)

 CT CORPORATION SYSTEM, 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NY 10011
                                 (212) 894-8940
(Name, address, including zip code and telephone number, including area code, of
                               Agent for Service)
                      ------------------------------------

                                   Copies to:
                              BRICE T. VORAN, ESQ.
                              SHEARMAN & STERLING
                              Commerce Court West
                           199 Bay Street, Suite 4405
                            Toronto, Ontario M5L 1E8
                                 (416) 360-8484
                      ------------------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement is declared effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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--------------------------------------------------------------------------------

[GT Group Telecom Logo]
                             GT GROUP TELECOM INC.

                      4,198,563 Class B Non-Voting Shares
             855,000 Warrants to Purchase Class B Non-Voting Shares

     All of our class B non-voting shares and warrants to purchase class B non-voting shares offered hereby are being offered by shareholders and warrant holders of GT Group Telecom Inc. (collectively referred to as the selling shareholders). We will not receive any proceeds from the sale of the shares and the warrants.

We have been advised by the selling shareholders that they may sell all or a portion of the shares from time to time on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of the sale. The selling shareholders may also make private sales of the shares or the warrants to purchasers directly. Alternatively, the selling shareholders may from time to time offer the shares or the warrants through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions.


     Our class B non-voting shares are currently quoted on the Nasdaq National Market under the symbol "GTTLB" and listed on the Toronto Stock Exchange under the symbol "GTG.B". The warrants are not listed on any exchange.



     See "Risk Factors" beginning on page 1 to read about factors you should consider before buying the class B non-voting shares or the warrants.


                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


                        Prospectus dated April 16, 2001.

                             ABOUT THIS PROSPECTUS


     This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, the SEC, using a "shelf" registration process. Under this process, the selling shareholders may, from time to time, sell any combination of the offered securities described in this prospectus in one or more offerings up to 4,198,563 class B non-voting shares and up to 855,000 warrants. This prospectus does not contain all of the information included in the registration statement and the exhibits thereto. Statements included in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and you should refer to that agreement or document for a complete description of these matters. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Obtain More Information About Us."



     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or to buy only the securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and any prospectus supplement is current only as of the date on the front page of those documents. Neither the delivery of this prospectus or any prospectus supplement, nor any distribution of securities made hereunder or thereunder shall under any circumstances create any implication that there has not been any change in the facts set forth in this prospectus or the applicable prospectus supplement or in the affairs of Group Telecom since the date hereof.



                 WHERE YOU CAN OBTAIN MORE INFORMATION ABOUT US



     We are currently subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, file periodic reports and other information with the Commission through its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system. Our SEC filings, including the registration statement, of which this prospectus is a part, and the exhibits thereto, are available for inspection and copying at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W. Washington, D.C. 20549, and the Commission's regional offices located in New York, New York and Chicago, Illinois. Copies of all or any part of the registration statement may be obtained from these offices after payment of fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.



     As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934, as amended, prescribing the furnishing and content of proxy statements to shareholders. Because we are a foreign private issuer, we, our directors and our officers are also exempt from the shortswing profit recovery and disclosure regime of section 16 of the Exchange Act.



     The SEC allows us to "incorporate by reference" the information that we file with it. This means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. The information incorporated by reference is an important part of this prospectus. Our subsequent filings of similar documents with the SEC will automatically update and supersede this information. Our SEC file number is 0-30594.



     The following documents have been filed with the SEC pursuant to the Securities Exchange Act of 1934 and are hereby incorporated by reference:



     - our annual report on Form 20-F for the fiscal year ended September 30, 2000, filed on February 20, 2001, and

     - our report on Form 6-K, filed on February 6, 2001, which includes our results for the three months ended December 31, 2000.



     All subsequent annual reports filed by us on Form 20-F, Form 40-F or Form 10-K and all subsequent filings on Form 10-Q and Form 8-K pursuant to the Exchange Act subsequent to the date of this prospectus and before the termination of the offering shall be deemed to be incorporated by reference and a part of this prospectus from the date such documents are filed. We may incorporate by reference any reports submitted by us on Form 6-K by identifying on such forms that they are being incorporated by reference into this prospectus.



     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of such person, a copy of any or all documents referred to above which have been or may be incorporated by reference in this prospectus (not including exhibits to such incorporated information that are not specifically incorporated by reference into such information). Requests for such copies should be directed to us at the following address: GT Group Telecom Inc., 20 Bay Street, 7th Floor, Toronto, Ontario, Canada M5J 2N8, Attention: Secretary, telephone number: (416) 848-2433.

                            ------------------------

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR PUBLIC DISTRIBUTION UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA. THE SECURITIES ARE NOT BEING OFFERED FOR SALE AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN CANADA OR TO ANY RESIDENT THEREOF EXCEPT IN ACCORDANCE WITH THE SECURITIES LAWS OF THE PROVINCES AND TERRITORIES OF CANADA.

     THE SECURITIES OFFERED HEREBY HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS OF THE APPLICABLE CANADIAN PROVINCIAL AND TERRITORIAL SECURITIES LAWS AND MAY BE SOLD IN CANADA ONLY PURSUANT TO AN EXEMPTION THEREFROM.
                            ------------------------


                           FORWARD-LOOKING STATEMENTS



     This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements. These statements relate to future events or our future financial performance. You can generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "intends," "anticipates," "believes," "estimates," "projects," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.



     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume and no other person assumes responsibility for the accuracy and completeness of these statements. We undertake no obligation to publicly update or revise any forward-looking information to reflect actual results or changes in assumptions.

              PRESENTATION OF OUR FINANCIAL AND OTHER INFORMATION


     Unless we indicate otherwise, financial information in this prospectus has been prepared in accordance with Canadian generally accepted accounting principles. Canadian GAAP differs in some respects from U.S. GAAP and thus our financial statements may not be comparable to the financial statements of U.S. companies. The principal differences as they apply to us are summarized in the notes to the audited consolidated financial statements of Group Telecom incorporated by reference into this prospectus and note 10 to the audited financial statements of Shaw FiberLink beginning on page F-2.


     We present our financial information in Canadian dollars. In this prospectus, except where we indicate, all dollar amounts are in Canadian dollars. References to "$" or "Cdn$" are to Canadian dollars and references to "US$" are to U.S. dollars. This prospectus contains a translation of some Canadian dollar amounts into U.S. dollars at specified exchange rates solely for your convenience. Unless we indicate otherwise, U.S. dollar amounts have been translated from Canadian dollars at US$0.6678 per Cdn$1.00, which was the inverse of the buying rate for transfers in Canadian dollars as quoted by Reuters on December 31, 2000.

                                  RISK FACTORS


     An investment in our class B non-voting shares or warrants involves a high degree of risk. You should carefully consider the risks described below and all other information contained in this prospectus before purchasing our class B non-voting shares or warrants.


     THE COSTS OF DEPLOYING OUR NETWORK AND EXPANDING OUR BUSINESS MAY EXCEED THE CAPITAL AVAILABLE TO US. IF THIS HAPPENS, WE MAY HAVE TO DELAY OR ABANDON OUR BUSINESS PLAN.

     We used substantial capital to fund our acquisitions of the businesses of Shaw FiberLink and Videon FiberLink, our acquisition of the Cable Atlantic competitive local exchange carrier and commercial telecommunications operations and our acquisitions from 360networks, and will have significant capital expenditures, working capital, debt service and cash flow deficits during the period in which we are expanding our business and deploying our network, services and systems. The actual amount and timing of our future capital requirements may differ materially from our estimates as a result of prevailing economic conditions and financial, business and other factors, many of which are beyond our control. We cannot assure you that the capital actually required for this expansion and deployment will not exceed our expectations. If demand in the targeted markets exceeds current expectations, capital requirements may increase materially. In addition, we may identify new markets in the future and, as opportunities develop, we may be required to make additional investments in our network and facilities or pursue strategic alliances to consummate those opportunities.

     If required, we expect to raise additional capital through the sale of debt and equity and through vendor financing. We cannot assure you that we will be able to raise sufficient capital or that such funding will be available on a timely basis or on terms acceptable to us, if at all. If we fail to raise additional funds when and if required, we may have to delay or abandon our planned expansion of our network, services and systems, which could cause us to lose revenue and would hinder our ability to compete in the telecommunications industry.

     IF WE ARE UNABLE TO NEGOTIATE ACCESS RIGHTS TO THE PROPERTY OF A VARIETY OF THIRD PARTIES, WE WOULD BE DELAYED IN EXECUTING OUR BUSINESS PLAN.

     Most of our target customers are tenants within large buildings. To execute our business plan, we will need to obtain additional building license agreements with several different building management companies. We may not be able to secure additional building license agreements on a timely basis or on acceptable terms. If we cannot obtain building license agreements, our operating results will be harmed and we may be required to delay or abandon some of our planned future expansion.

     To build our network, we must obtain rights and other permits, which include, but are not limited to, rights-to-use underground conduit and aerial pole space and other rights-of-way from entities such as utilities, railroads, long distance providers, provincial highway authorities, local governments and transit authorities. We cannot assure you that we will be successful in either obtaining or maintaining these permits and rights-of-way on commercially reasonable terms and conditions. Certain permits and rights-of-way may require regulatory filings or may be subject to legal challenge by municipal governments, land and building owners or other third parties. For example, there is a public notice proceeding that was initiated by Canada's telecommunications regulatory authority, the Canadian Radio-television and Telecommunications Commission (commonly known as the "CRTC") in which interested parties were invited to comment on the terms and conditions of access to municipal rights-of-way in the city of Vancouver. Loss of substantial permits or rights-of-way or the failure to enter into or maintain required arrangements could cause us to lose revenue or abandon certain markets.

     If we cannot enter into agreements for access rights or purchase or lease fiber with accompanying access rights, our business and our operating results may be harmed and we may be required to delay or abandon some of our business plan.

     WE ARE DEPENDENT ON OTHER PARTIES IN RESPECT OF THE FIBER WHICH CONSTITUTES A SIGNIFICANT PART OF OUR NETWORK.


     In connection with our acquisition of the business of Shaw FiberLink we received an indefeasible right to use Shaw FiberLink's fiber for 60 years. Shaw FiberLink has, in turn, a one-year indefeasible right to use fiber of various cable companies which are owned by Shaw Communications, renewable annually by Shaw FiberLink during the term of our indefeasible right to use Shaw FiberLink's fiber. As a result, in order to have access to the fiber provided by the indefeasible right to use, we are dependent on Shaw FiberLink's ability to maintain its indefeasible right to use agreements with the Shaw cable companies. In addition, the terms of our agreements with Shaw FiberLink, Videon FiberLink, Cable Atlantic and 360networks provide, and the terms of any similar agreements we enter into in the future are likely to provide, that our rights under those agreements are limited if the underlying rights associated with the fiber that is the subject of the indefeasible rights to use have any limitations or prohibitions. We entered into performance assurance agreements with Shaw Communications and Moffat Communications to support our rights under our agreement with Shaw FiberLink and Videon FiberLink. If we discover that indefeasible right to use rights are not passed to us as anticipated, or if we, Shaw FiberLink, Videon FiberLink, Cable Atlantic or 360networks do not obtain and maintain the necessary underlying rights, or if Shaw Communications or Moffat Communications do not comply with the performance assurance agreements, we may not have access to the fiber provided by the indefeasible right to use agreement and this could substantially impair our ability to carry on business.


     SOME OF OUR CUSTOMERS ARE ALSO OUR COMPETITORS AND, GIVEN OUR COMPETITION WITH THEM, MAY REDUCE THE LEVEL OF BUSINESS THEY DO WITH US.

     We provide data services to and derive revenue from other telecommunications carriers, even though we also compete with some of them for customers. A large portion of the revenues of the businesses we have recently acquired are also derived from services to other telecommunications carriers. These carriers may not wish to use our services to this extent given our competition with them and they may reduce the level of business they do with us.

     WE HAVE EXPERIENCED AND ANTICIPATE THAT WE WILL CONTINUE TO EXPERIENCE NET LOSSES.

     For the three months ended December 31, 2000 and for the year ended September 30, 2000 we had net losses of $79.3 million and $138.0 million and negative cash flow from operating activities of $39.1 million and $49.2 million, respectively. We expect to incur significant additional expenditures in connection with the development and expansion of our network and service offerings. As a result, we expect to continue to incur significant future net losses and negative cash flow. If our revenues do not increase significantly or the increase in our expenses is greater than expected, we may not achieve or sustain profitability or generate positive cash flow in the future.

     GROUP TELECOM'S LIMITED HISTORY OF OPERATIONS MAY MAKE IT DIFFICULT TO EVALUATE OUR PROSPECTS.

     Group Telecom was incorporated in 1996. Our short operating history permits us to provide you with only limited operating and financial data which you can use to evaluate our performance.

     IF WE DO NOT CONTINUALLY ADAPT TO TECHNOLOGICAL CHANGE, WE COULD LOSE CUSTOMERS AND MARKET SHARE.

     The telecommunications industry is subject to rapid and significant changes in technology, and we rely on outside vendors for the development of and access to new technology. The effect of technological changes on our business cannot be predicted. We believe our future success will depend, in part, on our ability to anticipate or adapt to such changes and to offer, on a timely basis, services that meet customer demands. In addition, we rely on vendors with whom we have financing agreements to anticipate and adapt to new technology and to make products that incorporate such technology available to us. We cannot assure you that we will obtain access to new technology on a timely basis or on satisfactory terms. If we fail to obtain new technology, we may lose customers and market share which could harm our business and operating results.

     OUR SUBSTANTIAL DEBT OBLIGATIONS MAY HINDER OUR GROWTH AND PUT US AT A COMPETITIVE DISADVANTAGE.


     We have a significant amount of debt. As of December 31, 2000, we had approximately $1,102.3 million of long-term debt outstanding. In addition, we could incur an additional $482.6 million under our bank facility and our vendor facilities, including those with Cisco and Lucent, assuming we could incur debt in compliance with covenants set forth in these facilities. We may need to incur additional debt in the future. Our substantial debt obligations could have important consequences to you. For example, they could:


     - require us to use a substantial portion of our operating cash flow to pay interest, which reduces funds available to expand our network and for other purposes;

     - place us at a competitive disadvantage compared to our competitors that have less debt;

     - make us more vulnerable to economic and industry downturns and reduce our flexibility in responding to changing business and economic conditions;

     -  limit our ability to pursue business opportunities; and

     - limit our ability to borrow more money for operations or capital in the future.

     A 1 percent interest rate change on our floating interest rate long-term debt outstanding at December 31, 2000, would have an annual impact of $3.4 million on our interest cost.

     WE REQUIRE A SIGNIFICANT AMOUNT OF CASH TO PAY OUR DEBT. IF WE FAIL TO GENERATE SUFFICIENT CASH FLOW FROM OPERATIONS, WE MAY NEED TO REFINANCE OUR DEBT, OBTAIN ADDITIONAL FINANCING OR POSTPONE CAPITAL EXPENDITURES.

     We cannot assure you that we will generate sufficient cash flow from operations to make scheduled payments on our debt. Our ability to meet our debt obligations will depend on whether we can successfully implement our strategy, as well as on economic, financial, competitive, legal and technical factors. Some of the factors are beyond our control, such as economic conditions in the different local markets where we operate or intend to operate, and pressure from existing and new competitors. If we cannot generate sufficient cash flow from operations to make scheduled payments on our debt obligations, we may need to refinance our debt, obtain additional financing, delay planned capital expenditures or sell assets. Our ability to refinance our debt or obtain additional financing will depend on, among other things:

     -  our financial condition at the time;

     -  restrictions in agreements governing our debt; and

     -  other factors, including market conditions.

     DUE TO RESTRICTIONS IN OUR FINANCING AGREEMENTS, WE MAY NOT BE ABLE TO OPERATE OUR BUSINESS AS WE DESIRE.

     The financing agreements under which our long-term debt was incurred contain a number of conditions and limitations on the way in which we can operate our business, including limitations on our ability to raise debt, sell or acquire assets and pay dividends as well as various covenants that require us to maintain specific financial ratios. These limitations may force us to pursue less than optimal business strategies or forego business arrangements which could have been financially advantageous to us and our shareholders.

     Our failure to comply with the covenants and restrictions contained in our financing agreements could lead to a default under the terms of one of these agreements. If a default occurs in one of these agreements, the parties to our other financing agreements could declare all amounts borrowed and all amounts due under these other agreements due and payable.

     WE FACE POTENTIAL CONFLICTS OF INTEREST CAUSED BY INVESTOR INFLUENCE WHICH COULD BE DETRIMENTAL TO HOLDERS OF OUR CLASS B NON-VOTING SHARES AND OUR WARRANTS.


     As a result of an amended and restated shareholders agreement entered into by shareholders on February 16, 2000 then holding approximately 88.0% of our fully-diluted equity in connection with our acquisition of the business of Shaw FiberLink, two of our institutional investors (which are affiliates of Goldman Sachs and CIBC World Markets) and Shaw Communications, were able to nominate a majority of our directors. As of the date of this prospectus, affiliates of Goldman Sachs and CIBC World Markets hold approximately 31% of our equity and are entitled to nominate 4 of 11 directors on our board of directors. In addition, Shaw Communications holds approximately 24% of our equity and is entitled to nominate 3 directors on our board of directors. Each of Shaw Communications and Goldman Sachs has a right to consent to:


     - specified major transactions by us, including acquisitions and investments in excess of $300 million and mergers or business combinations, for a period of 18 months after February 16, 2000; and

     - our annual operating budget, for a period of 24 months after February 16, 2000.

     Decisions concerning our operations or financial structure may present conflicts of interest between these investors, our management and other holders of our securities. In addition, these investors or their affiliates currently have significant investments in other telecommunications companies, including entities that compete with us, and may in the future invest in other entities engaged in the telecommunications business or in related businesses. Conflicts may also arise in the negotiation or enforcement of arrangements entered into by us and entities in which these investors have an interest.

     SOME OF OUR COMPETITORS HAVE GREATER FINANCIAL, TECHNICAL AND OTHER RESOURCES THAN WE DO, AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

     The Canadian telecommunications market is highly competitive. We face, and expect to continue to face, intense competition in all of our target markets from the incumbent local exchange carriers, cable companies, competitive long distance providers, wireless providers, new local exchange carriers, and resellers. Many of our current and potential competitors, including the Bell companies, Aliant, BCT.TELUS, AT&T Canada and Call-Net, have longer operating histories in the telecommunications industry and substantially greater financial, marketing, technical, personnel, regulatory and other resources, including greater brand name recognition. The emergence in Canada of a competitive market for local telecommunications services has resulted in price competition among market participants, and this pricing pressure may be more intense than we expect, which could harm our business and our financial condition. Also, as communications technologies develop, new classes of competitors will emerge.

     OUR BUSINESS STRATEGY DEPENDS ON SECURING AND MAINTAINING INTERCONNECTION AGREEMENTS WITH OTHER PROVIDERS.

     We provide some local services to our customers using facilities that we lease or purchase from the incumbent local exchange carriers. We must enter into agreements for the interconnection of our network with the networks of the incumbent local exchange carriers and other carriers covering each market in which we intend to offer service. We have entered into interconnection agreements in a number of jurisdictions. However, we cannot assure you that we will successfully renegotiate these agreements as they become due to expire, or negotiate additional agreements as we enter new markets. Although the incumbent local exchange carriers are not entitled to unjustly discriminate against telecommunications carriers like us in respect of the rates or services they provide to us or to disrupt the access of competitors to their respective facilities, we are vulnerable to changes in our lease and interconnection arrangements with the incumbent local exchange carriers, such as rate increases and changes in rules and policies of the CRTC.

     WE DEPEND ON OUR SUPPLIERS OF SWITCHES AND OTHER EQUIPMENT AND MAY EXPERIENCE DELAYS IN RECEIVING REQUIRED COMPONENTS.

     We rely on other companies to supply key components of our network infrastructure, primarily switching and data routing equipment. These components are only available in the quantities and quality we require from limited sources. We may experience delays in receiving components or may not be able to obtain these components on the scale and within the time frames required by us at an affordable cost, or at all.

     IF OUR BILLING, CUSTOMER SERVICE AND INFORMATION SYSTEMS DO NOT OPERATE AS WE EXPECT OR IF WE FAIL TO UPGRADE SYSTEMS AS NECESSARY, WE WILL NOT BE ABLE TO CONDUCT OUR BUSINESS EFFICIENTLY.

     Integrated management information and processing systems are vital to our growth and our ability to monitor costs, process customer orders, bill customers and operate efficiently. The cost of implementing these systems has been, and we expect will continue to be, substantial.

     We are in the final stages of developing and testing our operational support system to integrate important facets of our operations. The development and implementation of this system relies in part on the products and services of third party vendors, over which we have no control. Unanticipated problems with our system may harm our business and operating results.

     In addition, any of the following developments could harm us:

     - our failure to adequately identify and integrate all of our information and processing needs;

     - failure of our processing or information systems to perform as expected; and

     -  our failure to upgrade systems as necessary and on a timely basis.

     IF WE LOSE KEY PERSONNEL OR ARE UNABLE TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL, OUR BUSINESS AND OUR PROSPECTS COULD BE HARMED.

     We are dependent on the continued service of a small number of key executives and operations personnel, including Daniel Milliard, our chief executive officer, Robert Wolfe, our president, Stephen Shoemaker, our chief financial officer and Eric Demirian, our executive vice president, corporate development. The loss of services of one or more of our key executives, particularly Messrs. Milliard, Wolfe, Shoemaker and Demirian, could harm our business and our prospects. We do not maintain key person life insurance for any of our executive officers.

     REGULATIONS RELATING TO CANADIAN OWNERSHIP AND CONTROL OF OUR VOTING SHARES PREVENTS A FOREIGN INVESTOR FROM ACQUIRING US, WHICH COULD LIMIT THE VALUE OF YOUR CLASS B NON-VOTING SHARES AND YOUR WARRANTS TO PURCHASE CLASS B NON-VOTING SHARES.

     As a competitive local exchange carrier, we are subject to regulations which require that not less than 66 2/3% of our issued and outstanding voting shares be beneficially owned by "Canadians" (as defined in these regulations). To ensure compliance with these regulations, we have placed restrictions on the transfer of our class A voting shares to non-Canadians. These restrictions effectively limit the number of potential acquirors of our business and therefore a takeover bid for us is less likely and you are less likely to receive the change of control premium that generally comes with such bids.

     OUR ABILITY TO COMPETE IN THE CANADIAN LOCAL TELECOMMUNICATIONS MARKET IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION WHICH MAY BE CHANGED IN A MANNER HARMFUL TO OUR BUSINESS.

     We are subject to regulation by the CRTC pursuant to the provisions of the Canadian Telecommunications Act. We are also subject to radio spectrum regulation by the Canadian Federal

Department of Industry (commonly known as Industry Canada) pursuant to the provisions of the Radiocommunication Act. Since 1994, the stated policy of the CRTC has been to recognize the importance of competition in the local switched services market. As a relatively new entrant into the Canadian telecommunications market, we benefit from this policy and these decisions. However, we cannot assure you that the CRTC's policy to foster the development of competition in the local switched services market will not change or that the CRTC will react quickly and efficiently to anti-competitive practices or effects resulting from the dominant position of Canada's incumbent local exchange carriers. Any change in the CRTC's policies or regulations could harm our business, operating results and prospects.

     CRTC decisions are subject to review and variance by the CRTC at any time. CRTC decisions can also be appealed to the Canadian Federal Court of Appeal and may also be challenged by petition to the Federal Cabinet. We cannot assure you that the local competition decisions of the CRTC, or other decisions relating to the telecommunications markets in which we compete will not be reviewed and varied by the CRTC or by the Federal Court or Cabinet on appeal. Any variance of these decisions or other rules and regulations of the CRTC could harm our business.

     OUR NEED TO COMPLY WITH EXTENSIVE GOVERNMENT REGULATION CAN INCREASE OUR COSTS AND SLOW OUR GROWTH.

     Because we are subject to extensive government regulation, delays in receiving required regulatory approvals may slow our growth. In addition, the enactment of new adverse regulations or regulatory requirements may increase our costs, which could have a harmful effect on us. We also cannot assure you that, as we expand our business, the CRTC and Industry Canada will continue to grant us the authority we need to conduct our business or will not take action against us if we are found to have provided services without obtaining the necessary authorizations or to have violated other requirements of their rules or orders. The CRTC, Industry Canada or others could challenge our compliance with applicable rules and orders, which could cause us to incur substantial legal and administrative expenses. Lengthy administrative hearings might also delay the deployment of our network, which could slow our growth.

     OUR CLASS B NON-VOTING SHARES HAVE A LIMITED TRADING HISTORY AND THEIR PRICE MAY BE VOLATILE. WE CANNOT ASSURE YOU THAT OUR SHARE PRICE WILL NOT DECLINE IN THE FUTURE.

     There has only been a public market for our class B non-voting shares since March 2000. The market price of our class B non-voting shares could be subject to significant fluctuation. Among the factors that could affect our share price are:

     -  quarterly variations in our operating results;

     - changes in revenue or earnings estimates or publication of research reports by analysts;

     - strategic decisions by us or our competitors, such as acquisitions or restructurings or changes in business strategy;

     -  actions by institutional stockholders;

     -  speculation in the press or investment community;

     -  general market conditions; and

     -  economic factors unrelated to our performance.

     Recently, stock markets in the United States have experienced significant price and volume fluctuations and the market prices of securities of telecommunications services providers and technology companies, particularly Internet-related companies, have been highly volatile. Investors may not be able to resell their class B non-voting shares at or above the current price reported on the Nasdaq National Market. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation in the United States has often been instituted against such a company. The institution of such litigation against us could result in substantial costs and a diversion of our management's attention and resources, which could harm our business and financial condition.

     WE DO NOT INTEND TO LIST THE WARRANTS ON ANY STOCK EXCHANGE.

     The warrants have not been listed on any stock exchange and we do not intend to list the warrants on any stock exchange in the future. The absence of a listing on a stock exchange may cause the warrants to trade at a price lower than the price for the underlying class B non-voting shares that are traded on the Nasdaq National Market.

     SINCE OUR REVENUE IS IN CANADIAN DOLLARS AND MOST OF OUR DEBT IS IN U.S. DOLLARS, WE ARE SUBJECT TO FLUCTUATIONS IN THE EXCHANGE RATE BETWEEN CANADIAN AND U.S. DOLLARS.

     As of December 31, 2000 we had debt outstanding denominated in U.S. dollars of approximately US$599.5 million. Since the majority of our revenue is in Canadian dollars, we are, and will continue to be, exposed to fluctuations in the exchange rate between Canadian and U.S. dollars and the uncertainty of the amount of Canadian dollars that will be required to service the principal and interest payments under our U.S. dollar denominated debt. In order to minimize these effects, as at December 31, 2000, we had entered into certain cross currency swaps to hedge approximately 78% of our outstanding U.S. dollar denominated debt. Based on our December 31, 2000 balances, a 1 percent change in the foreign currency exchange rate between the Canadian and U.S. dollar would have an impact of $1.9 million on the unhedged portion of our long-term debt. Any substantial increase in the U.S. dollar relative to the Canadian dollar could affect our results of operations and our ability to meet our future payment obligations on our debt.

     IF OUR FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS ARE INCORRECT, OUR RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS.


     This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. You can generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "intends," "anticipates," "believes," "estimates," "projects," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.


     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume and no other person assumes responsibility for the accuracy and completeness of these statements.

                                USE OF PROCEEDS

     All class B non-voting shares and warrants offered hereby are being offered by the selling shareholders. We will not receive any of the proceeds from the sale of the class B non-voting shares or the warrants. The class B non-voting shares offered hereby include up to 4,198,563 class B non-voting shares issuable upon the exercise of the warrants currently held by the selling shareholders. As of the date of this prospectus, each warrant entitles the holder thereof to purchase 4.9106 shares. No consideration will be paid to us by any holder in connection with the exercise of such holder's warrants.

     In February 2000 we sold units, which consisted of our senior discount notes and these warrants to purchase our class B non-voting shares. Our net proceeds from the sale of the units were approximately US$436.9 million, after deducting underwriting discounts and commissions and estimated offering expenses, of which approximately US$140.0 million was used to fund our acquisition of the business of Shaw FiberLink.

     Consistent with our business strategy, we continually consider acquisition opportunities that will enhance our business. As of the date of this prospectus, we have not entered into any definitive agreements to make any acquisitions except for those discussed herein.


                                DIVIDEND POLICY



     We have not paid any dividends on our class B non-voting shares and do not intend to pay any dividends on our class B non-voting shares in the foreseeable future. We currently intend to retain future earnings, if any, to finance the future growth of our business. In addition, our ability to pay cash dividends is currently restricted under the terms of financing agreements related to our long term debt. For a further description of these restrictions, see the description of our financing arrangements in Item 10.C. of our annual report on Form 20-F, which is incorporated by reference into this prospectus, and the exhibits contained in the registration statement of which this prospectus is a part. Future dividends, if any, will be determined by our board of directors.

                                 CAPITALIZATION



     The following table sets forth our actual capitalization as of December 31, 2000. You should read this table together with the information contained in the documents incorporated by reference into this prospectus, including our financial statements and the notes thereto.



                                                              DECEMBER 31, 2000
                                                              -----------------
                                                                   ACTUAL
                                                              -----------------
                                                               (IN THOUSANDS)
Cash and cash equivalents...................................     $  365,960
                                                                 ==========
Long-term debt (including current portion):
  Bank facility(1)..........................................     $   99,112
  13 1/4% Senior Discount Notes due 2010....................        692,777
  Vendor financing(1).......................................        239,268
  Long-term lease arrangement(2)............................         60,229
  Note payable(3)...........................................            749
  Capital leases............................................         10,123
                                                                 ----------
     Total long-term debt...................................      1,102,258
                                                                 ----------
Shareholders' equity
  Class A voting shares.....................................        463,480
  Class B non-voting shares.................................        496,646
  Warrants..................................................         57,500
  Additional paid-in-capital................................            255
  Loans to officers.........................................         (3,868)
  Deficit...................................................       (230,353)
                                                                 ----------
  Total shareholders' equity................................        783,660
                                                                 ----------
     Total capitalization...................................     $1,885,918
                                                                 ==========


---------------


(1)For a description of the terms of the bank facility, the Lucent facility and the Cisco facility, see the description of our financing arrangements in Item 10.C. of our annual report on Form 20-F, which is incorporated by reference into this prospectus.



(2)For a description of this long-term lease arrangement, see Item 10.C of our annual report on Form 20-F, which is incorporated by reference into this prospectus.



(3)Represents an amount payable pursuant to a right to purchase the building that houses our central office in Burnaby, British Columbia.

                                    BUSINESS


     You will find a complete description of our business in our most recent annual report on Form 20-F. Important recent events that have occurred since the filing of most recent annual report are described in our quarterly and current reports filed by us with the SEC. See "Where You Can Obtain More Information".


                          DESCRIPTION OF THE WARRANTS


     The warrants that are being offered were issued by Group Telecom on February 1, 2000. The warrants have been issued pursuant to a warrant agreement (the "Warrant Agreement"), as of the same date, between Group Telecom and The Chase Manhattan Bank, as warrant agent (the "Warrant Agent"). On February 1, 2000, Group Telecom issued and sold 855,000 units consisting of US$855,000,000 in stated amount at maturity of 13 1/4% senior discount notes due 2010 and 855,000 warrants to purchase an aggregate 4,198,563 shares. The notes and warrants became separately transferable in July 2000. As of March 9, 2001, 50,275 of the outstanding warrants have been exercised. If all the 855,000 outstanding warrants were exercised at the Exercise Rate (as defined below) in effect at the date of this prospectus, such exercise would result in the issuance by Group Telecom of 4,198,563 class B non-voting shares. The following summary of certain provisions of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Warrant Agreement relating thereto, a copy of which may be obtained upon request from Group Telecom.


GENERAL

     As of the date of this prospectus, each warrant, when exercised, will entitle the holder thereof to receive 4.9106 class B non-voting shares (the "Exercise Rate") of Group Telecom at no additional cost to the holder of the warrant. The warrants became exercisable upon the effectiveness of the shelf registration statement, of which this prospectus forms a part. Unless earlier exercised, the warrants will expire on February 1, 2010. The number of class B non-voting shares issuable upon exercise of a warrant is subject to adjustment in the circumstances described below under "-- Adjustments."

     No service charge will be made for registration of transfer or exchange upon surrender of any warrant certificate at the office of the Warrant Agent maintained for that purpose. Group Telecom may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with an registration or transfer or exchange of warrant certificates.

     The holders of the warrants have no right to vote on matters submitted to the shareholders of Group Telecom or to receive notice of meetings of shareholders or any other rights of shareholders of Group Telecom, including any right to receive cash dividends. The holders of the warrants have no preemptive rights and are not entitled to share in the assets of Group Telecom in the event of the liquidation, dissolution or winding up of Group Telecom's affairs.

EXERCISE

     The warrants may be exercised by surrendering to Group Telecom the warrant certificates evidencing such warrants, if any, with the accompanying form of election to purchase, properly completed and executed. Upon surrender of the warrant certificate, the Warrant Agent will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of class B non-voting shares or other securities or property to which such holder is entitled under the warrants and Warrant Agreement, including, without limitation, at Group Telecom's option, any cash payable to adjust for fractional interests in class B non-voting shares issuable upon such exercise. If less than all of the warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of warrants.

     At Group Telecom's option, fractional class B non-voting shares may not be issued upon exercise of the warrants. If any fraction of a class B non-voting share would, except for the foregoing provision, be issuable upon the exercise of any such warrants (or specified portion thereof), Group Telecom will pay an amount in cash equal to the Current Market Value per class B non-voting share as determined on the day immediately preceding the date the warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

ADJUSTMENTS

     The number of class B non-voting shares that may be purchased upon the exercise of the warrants will be subject to adjustment in certain events including:

          (1) the payment by Group Telecom of dividends or other distributions on class A voting or class B non-voting shares of Group Telecom payable in such class A voting or class B non-voting shares or other shares of Group Telecom's capital stock,

          (2) subdivisions, combinations and certain reclassifications of class A voting or class B non-voting shares,

          (3) sales by Group Telecom of class A voting or class B non-voting shares, or of securities convertible into or exchangeable or exercisable for, class A voting or class B non-voting shares of the Company at less than the Current Market Value of such shares (provided that no adjustment shall be made with respect to our issuance, after the date of the Indenture, of series B first preference shares to Shaw Communications in connection with our acquisition of the business of Shaw FiberLink), and

          (4) the distribution to all holders of class A voting or class B non-voting shares of any of Group Telecom's assets, debt securities or any rights or warrants to purchase securities (excluding those rights and warrants referred to in clause (3) above and excluding cash dividends or other cash distributions from current or retained earnings).


     In the event of a taxable distribution to holders of class B non-voting shares which results in an adjustment to the number of class B non-voting shares or other consideration for which a warrant may be exercised, the holders of the warrants may, in certain circumstances, be deemed to have received a distribution subject to United States Federal Income tax as a dividend.


     In the case of certain reclassifications, redesignations, reorganizations or change in the number of outstanding shares of class B non-voting shares or amalgamations, consolidations or mergers of Group Telecom or the sale of all or substantially all of the assets of Group Telecom, each warrant shall thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such amalgamation, consolidation, merger or sale had the warrants been exercised immediately prior thereto.

AMENDMENT

     From time to time, Group Telecom and the Warrant Agent, without the consent of the holders of the warrants, may amend or supplement the Warrant Agreement for certain purposes, including, without limitation, curing defects or inconsistencies or making any change that does not adversely affect the rights of any holder. Any amendment or supplement to the Warrant Agreement that has an adverse effect on the interests of the holders of the warrants shall require the written consent of the holders of a majority of the then outstanding warrants. The consent of each holder of the warrants affected shall be required for an amendment pursuant to which the number of class B non-voting shares purchasable upon exercise of warrants would be decreased (other than pursuant to adjustments provided in the Warrant Agreement).

REPORTS

     Whether or not required by the rules and regulations of the Commission, so long as any of the warrants remain outstanding, Group Telecom shall cause copies of the reports and other documents, which it would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act if it was subject to those rules, to be filed with the Warrant Agent and mailed to the holders at their addresses appearing in the register of warrants maintained by the Warrant Agent.

CERTAIN DEFINITIONS

     "Current Market Value" per class B non-voting share or any other security of Group Telecom at any date means

          (1) if the security is not registered under the Exchange Act,

             (a) the value of the security, determined in good faith by the Board of Directors of Group Telecom and certified in a Board resolution filed with the Warrant Agent, based on the most recently completed arms-length transaction between Group Telecom and a person other than an Affiliate of Group Telecom and the closing of which occurs on such date or shall have occurred with the six-month period preceding such date, or

             (b) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of the security as determined by a nationally recognized independent financial expert (provided that, in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgement of the Board of Directors, a reasonable determination of value, may be utilized), or

        (2)(a) if the security is registered under the Exchange Act, the average of the daily closing sales prices of the securities for the 20 consecutive days immediately preceding such date, or (b) if the securities have been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of (2)(a) and (2)(b), as certified to the Warrant Agent by the President, the Chief Executive Officer or the Chief Financial Officer of Group Telecom. The closing sales price for each such trading day shall be (A) in the case of a security listed or admitted to trading on any United States national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by Group Telecom, (C) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day, designated by Group Telecom, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value shall be determined as if the securities were not registered under the Exchange Act.

     If clause (1) of the preceding paragraph is applicable, the Board of Directors of Group Telecom is required to select an independent financial expert not more than five business days following an event requiring a valuation. Within five days after its selection of the independent financial expert, Group Telecom must deliver to the Warrant Agent a notice setting forth the name of such independent financial expert. Group Telecom must use its best efforts (including by selecting another independent financial expert) to cause the independent financial expert to deliver to Group Telecom, with a copy to the Warrant Agent, a value report which states the relevant value of the class B non-voting shares or warrants or other securities being valued as of the valuation date and contains a brief statement as to the nature and scope of the methodologies upon which the determination was made. The Warrant Agent will have no duty with respect to the value report of any independent financial expert, except to keep it on file and available for inspection by the holders of the warrants. The determination of the independent financial expert as to the relevant value in accordance with the provisions of the warrant agreement will be conclusive on all persons.

REGISTRATION COVENANT

     Group Telecom entered into a registration rights agreement (the "Warrants Registration Rights Agreement") pursuant to which Group Telecom agreed, for the benefit of the holders of the warrants, to file with the Commission the shelf registration statement (the "Class B Registration Statement"), of which this prospectus forms a part, under the Securities Act relating to the resale of the warrants and the class B non-voting shares issuable upon the exercise of the warrants upon the earlier to occur of

          (1) the 180th day following the initial public offering of the class B non-voting shares of Group Telecom; or

          (2) December 31, 2001,

and to use its best efforts to cause such registration statement to become effective within 90 days following its filing.

     Group Telecom agreed to use its best efforts to keep the Class B Registration Statement effective until the earlier to occur of (i) the second anniversary of the effective date of the registration statement or (ii) such time as there are no longer outstanding any warrants or class B non-voting shares issuable upon exercise of the warrants; provided that Group Telecom may postpone the filing of, or suspend the effectiveness of, any registration statement or amendment thereto, suspend the use of any prospectus and shall not be required to amend or supplement the Class B Registration Statement, any related prospectus or any document incorporated therein by reference in the event that, and for a period (a "Suspension Period") not to exceed an aggregate of 60 days,

          (1) an event or circumstance occurs and is continuing as a result of which the Class B Registration Statement, any related prospectus or any document incorporated therein by reference as then supplemented or proposed to be filed would, in Group Telecom's good faith judgment, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and

          (2) Group Telecom determines in its good faith judgment that the disclosure of such an event at such time would have a material adverse effect on the business, operations or prospects of Group Telecom or the disclosure otherwise relates to a material business transaction that has not yet been publicly disclosed.

     If the Class B Registration Statement is not declared effective by the earlier to occur of (1) the 270th day following the initial public offering of the class B non-voting shares of Group Telecom or (2) March 31, 2002, and the class B non-voting shares are not at that time listed on a stock exchange prescribed for Canadian income tax purposes, Group Telecom will be required to make an offer to purchase all of the outstanding warrants at a price at least equal to the Current Market Value of the warrants.

                              SELLING SHAREHOLDERS



     All warrants offered hereby by the selling shareholders were originally issued by Group Telecom as part of a unit which also consisted of our 13 1/4% senior discount notes. Any class B non-voting shares offered hereby by the selling shareholders will be issued to the selling shareholders upon the exercise by the selling shareholders of the warrants held by such selling shareholder. The following table sets forth certain information that has been provided to us as of the date hereof by the selling shareholders. Accordingly, transfers that take place after the date of this prospectus of the warrants and the underlying class B non-voting shares acquired upon exercise of the warrants will not be reflected in this table. Information regarding their beneficial ownership of the class B non-voting shares assumes that all warrants currently owned by the selling shareholders have been exercised by the selling shareholders as of the date hereof.


                                           BEFORE THE OFFERING                                         AFTER THE OFFERING
                                  --------------------------------------                           ---------------------------
                                              NUMBER OF
                                               CLASS B      PERCENT OF                 CLASS B     NUMBER OF      PERCENT OF
                                                NON-         CLASS B                  NON-VOTING    CLASS B        CLASS B
                                  NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING     NON-VOTING
                                  WARRANTS     SHARES         SHARES        BEING       BEING        SHARES         SHARES
NAME                                OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED       OWNED      OUTSTANDING(1)
----                              ---------   ---------   --------------   --------   ----------   ----------   --------------
AEGON USA Pension Plan              2,000        9,821            *          2,000(9)    9,821            0              *
c/o AEGON USA
4333 Edgewood Road NE
Cedar Rapids, IA 52499-5112
AUSA Life Insurance Company         6,000       29,463            *          6,000(9)   29,463            0              *
c/o AEGON USA
4333 Edgewood Road NE
Cedar Rapids, IA 52499-5112
Life Investors Insurance            2,000       20,870            *          2,000(9)   20,870            0              *
Company of America
c/o AEGON USA
4333 Edgewood Road NE
Cedar Rapids, IA 52499-5112
Veterans Life Insurance Company     4,250        9,821            *          4,250(9)    9,821            0              *
c/o AEGON USA
4333 Edgewood Road NE
Cedar Rapids, IA 52499-5112
AIM High Yield Fund                28,900      141,916            *         28,900     141,916            0              *
c/o AIM Capital Management
11 Greenway Plaza #100
Houston, TX 77046
AIM High Yield Fund II              3,000       32,731            *          3,000      14,731       18,000              *
c/o AIM Capital Management
11 Greenway Plaza #100
Houston, TX 77046
AIM Canadian Bond Fund                100          491            *            100         491            0              *
c/o AIM Capital Management
11 Greenway Plaza #100
Houston, TX 77046
AIM V.I. High Yield Fund              500        2,455            *            500       2,455            0              *
c/o AIM Capital Management
11 Greenway Plaza #100
Houston, TX 77046
Shell Canada Pension Trust          2,000        9,821            *          2,000       9,821            0              *
c/o Altamira Management Limited
The Exchange Tower
130 King Street West, Suite 900
Toronto, Ontario
Canada M5X 1K9

                                           BEFORE THE OFFERING                                         AFTER THE OFFERING
                                  --------------------------------------                           ---------------------------
                                              NUMBER OF
                                               CLASS B      PERCENT OF                 CLASS B     NUMBER OF      PERCENT OF
                                                NON-         CLASS B                  NON-VOTING    CLASS B        CLASS B
                                  NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING     NON-VOTING
                                  WARRANTS     SHARES         SHARES        BEING       BEING        SHARES         SHARES
NAME                                OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED       OWNED      OUTSTANDING(1)
----                              ---------   ---------   --------------   --------   ----------   ----------   --------------
Altamira Balanced Fund                400        1,964            *            400       1,964            0              *
c/o Altamira Management Limited
The Exchange Tower
130 King Street West, Suite 900
Toronto, Ontario
Canada M5X 1K9
Altamira Growth and Income Fund       500        2,455            *            500       2,455            0              *
c/o Altamira Management Limited
The Exchange Tower
130 King Street West, Suite 900
Toronto, Ontario
Canada M5X 1K9
Altamira High Yield Bond Fund       1,200        5,892            *          1,200       5,892            0              *
c/o Altamira Management Limited
The Exchange Tower
130 King Street West, Suite 900
Toronto, Ontario
Canada M5X 1K9
Ares Leveraged Investment           9,800       48,123            *          9,800      48,123            0              *
Fund II, L.P.
1999 Avenue of the Stars
Suite 1900
Los Angeles, CA 90067
Ares Leveraged Investment           4,450       21,852            *          4,450      21,852            0              *
Fund, L.P.
1999 Avenue of the Stars
Suite 1900
Los Angeles, CA 90067
AXP Variable Portfolio --             750        3,682            *            750       3,682            0              *
Managed Fund
c/o American Express Financial
Corporation
50592 AXP Financial Center
Minneapolis, MN 55474
AXP Variable Portfolio --           4,110       20,182            *          4,110      20,182            0              *
Extra Income Fund
c/o American Express Financial
Corporation
50592 AXP Financial Center
Minneapolis, MN 55474
High Yield Portfolio               20,915      102,705            *         20,915     102,705            0              *
c/o American Express Financial
Corporation
50592 AXP Financial Center
Minneapolis, MN 55474
Total Return Portfolio                275        1,350            *            275       1,350            0              *
c/o American Express Financial
Corporation
50592 AXP Financial Center
Minneapolis, MN 55474

                                           BEFORE THE OFFERING                                         AFTER THE OFFERING
                                  --------------------------------------                           ---------------------------
                                              NUMBER OF
                                               CLASS B      PERCENT OF                 CLASS B     NUMBER OF      PERCENT OF
                                                NON-         CLASS B                  NON-VOTING    CLASS B        CLASS B
                                  NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING     NON-VOTING
                                  WARRANTS     SHARES         SHARES        BEING       BEING        SHARES         SHARES
NAME                                OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED       OWNED      OUTSTANDING(1)
----                              ---------   ---------   --------------   --------   ----------   ----------   --------------
American Express Retirement Plan      300        1,473            *            300       1,473            0              *
-- High Yield Fixed Income
c/o American Express Asset
Management Group
50189 AXP Financial Center
Minneapolis, MN 55474
BMO CBO Portfolio G7117             4,750       23,325            *          4,750      23,325            0              *
c/o Bank of Montreal
First Canadian Place, 10th Floor
Toronto, Ontario
Canada M5X 1A1
Capital Guardian U.S.               8,500       41,740            *          8,500      41,740            0              *
Fixed-Income
Master Fund
c/o Capital International, Inc.
11100 Santa Monica Blvd.,
15th Floor
Los Angeles, CA 90025
Capital Guardian U.S. High-Yield    7,000       34,374            *          7,000      34,374            0              *
Fixed Income Fund
c/o Capital International, Inc.
11100 Santa Monica Blvd., 15th
Floor
Los Angeles, CA 90025
Capital Guardian Global               975        4,787            *            975       4,787            0              *
High-Yield
Fixed Income Fund
Semi-Monthly Valued
c/o Capital International, Inc.
11100 Santa Monica Blvd., 15th
Floor
Los Angeles, CA 90025
Capital International Global          500        2,455            *            500       2,455            0              *
High Yield Fund
c/o Capital International, Inc.
11100 Santa Monica Blvd., 15th
Floor
Los Angeles, CA 90025
American High-Income Trust         22,525      110,611            *         22,525     110,611            0              *
c/o Capital Research &
Management Company
135 South State College Blvd
Brea, California 92821
The Bond Fund of America, Inc.      9,500       46,650            *          9,500      46,650            0              *
c/o Capital Research &
Management Company
135 South State College Blvd
Brea, California 92821
The Income Fund of America, Inc.   24,750      121,537            *         24,750     121,537            0              *
c/o Capital Research &
Management Company
135 South State College Blvd
Brea, California 92821

                                           BEFORE THE OFFERING                                         AFTER THE OFFERING
                                  --------------------------------------                           ---------------------------
                                              NUMBER OF
                                               CLASS B      PERCENT OF                 CLASS B     NUMBER OF      PERCENT OF
                                                NON-         CLASS B                  NON-VOTING    CLASS B        CLASS B
                                  NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING     NON-VOTING
                                  WARRANTS     SHARES         SHARES        BEING       BEING        SHARES         SHARES
NAME                                OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED       OWNED      OUTSTANDING(1)
----                              ---------   ---------   --------------   --------   ----------   ----------   --------------
Capital World Bond Fund, Inc.       1,000        4,910            *          1,000       4,910            0              *
c/o Capital Research &
Management Company
135 South State College Blvd
Brea, California 92821
American Variable Insurance         2,250       11,048            *          2,250      11,048            0              *
Series -- Asset Allocation
Fund
c/o Capital Research &
Management Company
135 South State College Blvd
Brea, California 92821
American Variable Insurance         2,000        9,821            *          2,000       9,821            0              *
Series -- Bond Fund
c/o Capital Research &
Management Company
135 South State College Blvd
Brea, California 92821
American Variable Insurance         6,500       31,918            *          6,500      31,918            0              *
Series -- High Yield Bond Fund
c/o Capital Research &
Management Company
135 South State College Blvd
Brea, California 92821
CIBC World Markets Corp.(2)         8,455       41,519            *          8,455      41,519            0              *
425 Lexington Avenue
New York, NY 10017
Signature High Income Fund          4,050       19,887            *          4,050      19,887            0              *
c/o CI Mutual Funds
151 Yonge Street, 8/F
Toronto, Ontario
Canada M5C 2W7
Signature Corporate Bond Fund         700        3,437            *            700       3,437            0              *
c/o CI Mutual Funds
151 Yonge Street, 8/F
Toronto, Ontario
Canada M5C 2W7
Insight Canadian High Yield           100          491            *            100         491            0              *
Income Pool
c/o CI Mutual Funds
151 Yonge Street, 8/F
Toronto, Ontario
Canada M5C 2W7
Keystone High Income Fund             500        2,455            *            500       2,455            0              *
c/o CI Mutual Funds
151 Yonge Street, 8/F
Toronto, Ontario
Canada M5C 2W7
DLJ High Yield Bond Fund            6,750       33,146            *          6,750      33,146            0              *
c/o Custodial Trust Co.
101 Carnegie Center
Princeton, NJ 08540

                                           BEFORE THE OFFERING                                         AFTER THE OFFERING
                                  --------------------------------------                           ---------------------------
                                              NUMBER OF
                                               CLASS B      PERCENT OF                 CLASS B     NUMBER OF      PERCENT OF
                                                NON-         CLASS B                  NON-VOTING    CLASS B        CLASS B
                                  NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING     NON-VOTING
                                  WARRANTS     SHARES         SHARES        BEING       BEING        SHARES         SHARES
NAME                                OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED       OWNED      OUTSTANDING(1)
----                              ---------   ---------   --------------   --------   ----------   ----------   --------------
Triax Diversified High Yield       10,650       52,297            *         10,650      52,297            0              *
Trust
c/o Deans Knight Capital
Management
999 West Hastings Street Suite
730
Vancouver, B.C.
Canada V6C 2W2
West Fraser Timber                    500        2,455            *            500       2,455            0              *
c/o Deans Knight Capital
Management
999 West Hastings Street Suite
730
Vancouver, B.C.
Canada V6C 2W2
Kingsway Reinsurance (Bermuda)        650        3,191            *            650       3,191            0              *
Limited
c/o Deans Knight Capital
Management
999 West Hastings Street Suite
730
Vancouver, B.C.
Canada V6C 2W2
DFC Active Fixed Income Fund        2,550       12,522            *          2,550      12,522            0              *
c/o Deans Knight Capital
Management
999 West Hastings Street Suite
730
Vancouver, B.C.
Canada V6C 2W2
Navigator Canadian Income Fund        650        3,191            *            650       3,191            0              *
c/o Deans Knight Capital
Management
999 West Hastings Street Suite
730
Vancouver, B.C.
Canada V6C 2W2
Falcon Bridge Bond Fund #2          1,750        8,593            *          1,750       8,593            0              *
c/o Deans Knight Capital
Management
999 West Hastings Street Suite
730
Vancouver, B.C.
Canada V6C 2W2
Deans Knight Bond Fund              8,000       39,284            *          8,000      39,284            0              *
c/o Deans Knight Capital
Management
999 West Hastings Street
Suite 730
Vancouver, B.C., CanadaV6C 2W2
Colonial First State North          1,900        9,330            *          1,900       9,330            0              *
American High Yield Fund
c/o Deans Knight Capital
Management
999 West Hastings Street Suite
730
Vancouver, B.C.
Canada V6C 2W2

                                           BEFORE THE OFFERING                                         AFTER THE OFFERING
                                  --------------------------------------                           ---------------------------
                                              NUMBER OF
                                               CLASS B      PERCENT OF                 CLASS B     NUMBER OF      PERCENT OF
                                                NON-         CLASS B                  NON-VOTING    CLASS B        CLASS B
                                  NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING     NON-VOTING
                                  WARRANTS     SHARES         SHARES        BEING       BEING        SHARES         SHARES
NAME                                OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED       OWNED      OUTSTANDING(1)
----                              ---------   ---------   --------------   --------   ----------   ----------   --------------
Eaton Vance High Income            13,900       68,257            *         13,900(10)   68,257           0              *
Portfolio
c/o Eaton Vance Management
High Yield Group
255 State Street
Boston, MA 02109
Eaton Vance Income Fund of          5,650       27,744            *          5,650(11)   27,744           0              *
Boston
c/o Eaton Vance Management
High Yield Group
255 State Street
Boston, MA 02109
First Investors Fund for Income,    3,500       17,187            *          3,500      17,187            0              *
Inc.
95 Wall Street, 22nd Floor
New York, NY 10005
First Investors Special Bond          250        1,227            *            250       1,227            0              *
Fund, Inc.
95 Wall Street, 22nd Floor
New York, NY 10005
Primus Multi-Sector Credit          1,500        7,365            *          1,500       7,365            0              *
Master Fund, Inc.(3)
c/o Goldman, Sachs & Co.
85 Broad Street
New York, N.Y. 10004
Guardian Life Insurance Co/         8,000       39,284            *          8,000      39,284            0              *
High Yield Securities
c/o Guardian Life Insurance Co.
of America
7 Hanover Square/20-D
New York, NY 10004
Guardian High Yield Bond Fund       2,100       10,312            *          2,100      10,312            0              *
c/o Guardian Life Insurance Co.
of America
7 Hanover Square/20-D
New York, NY 10004
Guardian VC High Yield Bond Fund      900        4,419            *            900       4,419            0              *
c/o Guardian Life Insurance Co.
of America
7 Hanover Square/20-D
New York, NY 10004
ING Funds Trust -- ING High           500        2,455            *            500       2,455            0              *
Yield Bond Fund
c/o ING Funds Trust
1475 Dunwoody Drive
West Chester, PA 19380
INVESCO Variable Investment Fund      400        1,964            *            400       1,964            0              *
Inc. -- High Yield Fund
7800 E. Union Avenue, Suite 501
Denver, CO 80237
INVESCO Bond Funds, Inc. --         5,600       27,499            *          5,600      27,499            0              *
High Yield Fund
7800 E. Union Avenue, Suite 501
Denver, CO 80237

                                           BEFORE THE OFFERING                                         AFTER THE OFFERING
                                  --------------------------------------                           ---------------------------
                                              NUMBER OF
                                               CLASS B      PERCENT OF                 CLASS B     NUMBER OF      PERCENT OF
                                                NON-         CLASS B                  NON-VOTING    CLASS B        CLASS B
                                  NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING     NON-VOTING
                                  WARRANTS     SHARES         SHARES        BEING       BEING        SHARES         SHARES
NAME                                OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED       OWNED      OUTSTANDING(1)
----                              ---------   ---------   --------------   --------   ----------   ----------   --------------
John Hancock High Income Account      200          982            *            200         982            0              *
101 Huntington Avenue
Boston, MA 02199
SG/Russell Funds PLC                   65          319            *             65         319            0              *
c/o Lazard Asset Management
30 Rockefeller Plaza,
49(th) Floor
New York, NY 10112-6300
City of New York Employees          2,020        9,919            *          2,020       9,919            0              *
Ret. Sys Fix Account
c/o Lazard Asset Management
30 Rockefeller Plaza,
49(th) Floor
New York, NY 10112-6300
Souther Company Strategic Yield       640        3,142            *            640       3,142            0              *
c/o Lazard Asset Management
30 Rockefeller Plaza,
49(th) Floor
New York, NY 10112-6300
BP Amoco Global Strategic Yield       185          908            *            185         908            0              *
c/o Lazard Asset Management
30 Rockefeller Plaza,
49(th) Floor
New York, NY 10112-6300
HSBC Republic Investments               5           24            *              5          24            0              *
Limited
c/o Lazard Asset Management
30 Rockefeller Plaza,
49(th) Floor
New York, NY 10112-6300
AGF High Yield Fund                   215        1,055            *            215       1,055            0              *
c/o Lazard Asset Management
30 Rockefeller Plaza,
49(th) Floor
New York, NY 10112-6300
Felra & Ufcw Pension Fund           1,295        6,359            *          1,295       6,359            0              *
High Yield
c/o Lazard Asset Management
30 Rockefeller Plaza,
49(th) Floor
New York, NY 10112-6300
Gen Retirement Sys for City of        135          662            *            135         662            0              *
Detroit
c/o Lazard Asset Management
30 Rockefeller Plaza,
49(th) Floor
New York, NY 10112-6300
Lazard Strategic Yield Portfolio      775        3,805            *            775       3,805            0              *
c/o Lazard Asset Management
30 Rockefeller Plaza,
49(th) Floor
New York, NY 10112-6300

                                           BEFORE THE OFFERING                                         AFTER THE OFFERING
                                  --------------------------------------                           ---------------------------
                                              NUMBER OF
                                               CLASS B      PERCENT OF                 CLASS B     NUMBER OF      PERCENT OF
                                                NON-         CLASS B                  NON-VOTING    CLASS B        CLASS B
                                  NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING     NON-VOTING
                                  WARRANTS     SHARES         SHARES        BEING       BEING        SHARES         SHARES
NAME                                OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED       OWNED      OUTSTANDING(1)
----                              ---------   ---------   --------------   --------   ----------   ----------   --------------
Lazard Global Strategic Yield         290        1,424            *            290       1,424            0              *
Fund
c/o Lazard Asset Management
30 Rockefeller Plaza,
49(th) Floor
New York, NY 10112-6300
Triax Strategic Yield Management       65          319            *             65         319            0              *
World SY Fund
c/o Lazard Asset Management
30 Rockefeller Plaza,
49(th) Floor
New York, NY 10112-6300
Lazard High Yield Portfolio         1,160        5,696            *          1,160       5,696            0              *
c/o Lazard Asset Management
30 Rockefeller Plaza,
49(th) Floor
New York, NY 10112-6300
Lazard Asset Management               350        1,718            *            350       1,718            0              *
Investment Trust
c/o Lazard Asset Management
30 Rockefeller Plaza,
49(th) Floor
New York, NY 10112-6300
Frank Russell Investment Mgt           35          171            *             35         171            0              *
Fixed Income
c/o Lazard Asset Management
30 Rockefeller Plaza,
49(th) Floor
New York, NY 10112-6300
Frank Russell Investment Mgt           40          196            *             40         196            0              *
Multi Strategy
c/o Lazard Asset Management
30 Rockefeller Plaza,
49(th) Floor
New York, NY 10112-6300
Lazard Freres Global Strategic        225        1,104            *            225       1,104            0              *
Yield
c/o Lazard Asset Management
30 Rockefeller Plaza,
49(th) Floor
New York, NY 10112-6300
Lutheran Brotherhood High Yield     7,500       36,829            *          7,500      36,829            0              *
Fund RF06
c/o Lutheran Brotherhood
625 Fourth Avenue South
Minneapolis, MN 55415
LB Series Fund, Inc. High Yield    13,500       66,293            *         13,500      66,293            0              *
Portfolio RF03
c/o Lutheran Brotherhood
625 Fourth Avenue South
Minneapolis, MN 55415

                                           BEFORE THE OFFERING                                         AFTER THE OFFERING
                                  --------------------------------------                           ---------------------------
                                              NUMBER OF
                                               CLASS B      PERCENT OF                 CLASS B     NUMBER OF      PERCENT OF
                                                NON-         CLASS B                  NON-VOTING    CLASS B        CLASS B
                                  NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING     NON-VOTING
                                  WARRANTS     SHARES         SHARES        BEING       BEING        SHARES         SHARES
NAME                                OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED       OWNED      OUTSTANDING(1)
----                              ---------   ---------   --------------   --------   ----------   ----------   --------------
Atlas Canadian High Yield Bond      3,000       14,731            *          3,000      14,731            0              *
Fund
c/o Merrill Lynch Investment
Managers
P.O. Box 9011
Princeton, NJ 08543-9011
Merrill Lynch Variable Series       7,750       38,057            *          7,750      38,057            0              *
Funds, Inc. High Current Income
Fund
c/o Merrill Lynch Investment
Managers
P.O. Box 9011
Princeton, NJ 08543-9011
Corporate High Yield Fund III,      7,000       34,374            *          7,000      34,374            0              *
Inc.
c/o Merrill Lynch Investment
Managers
P.O. Box 9011
Princeton, NJ 08543-9011
Corporate High Yield Fund II,       1,500        7,365            *         15,000       7,365            0              *
Inc.
c/o Merrill Lynch Investment
Managers
P.O. Box 9011
Princeton, NJ 08543-9011
Corporate High Yield Fund, Inc.     4,500       22,097            *          4,500      22,097            0              *
c/o Merrill Lynch Investment
Managers
P.O. Box 9011
Princeton, NJ 08543-9011
MFS Series III: MFS High Yield        750        3,682            *            750       3,682            0              *
Opportunities Fund
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116
MFS/Sun Life High Yield Series      2,900       14,240            *          2,900      14,240            0              *
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116
MFS High Yield Variable Account     1,050        5,156            *          1,050       5,156            0              *
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116
MFS Fund: VS High Yield Bond Fund     100          491            *            100         491            0              *
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116
MFS High Income Fund               11,625       57,085            *         11,625      57,085            0              *
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116
MFS High Yield Fund                    25          122            *             25         122            0              *
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116

                                           BEFORE THE OFFERING                                         AFTER THE OFFERING
                                  --------------------------------------                           ---------------------------
                                              NUMBER OF
                                               CLASS B      PERCENT OF                 CLASS B     NUMBER OF      PERCENT OF
                                                NON-         CLASS B                  NON-VOTING    CLASS B        CLASS B
                                  NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING     NON-VOTING
                                  WARRANTS     SHARES         SHARES        BEING       BEING        SHARES         SHARES
NAME                                OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED       OWNED      OUTSTANDING(1)
----                              ---------   ---------   --------------   --------   ----------   ----------   --------------
MFS Meridian VS High Yield Fund     2,525       12,399            *          2,525      12,399            0              *
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116
MFS High Income Series                550        2,700            *            550       2,700            0              *
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116
MFS Institutional Advisors,           475        2,332            *            475       2,332            0              *
Inc.(4)
500 Boylston Street
Boston, MA 02116
MAS High Yield Portfolio           12,000       58,927            *         12,000      58,927            0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
University of Pennsylvania High     2,550       12,522            *          2,550      12,522            0              *
Yield
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
Multi-Asset Class Portfolio           140          687            *            140         687            0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
Offshore Leveraged Fixed Income     2,500       12,276            *          2,500      12,276            0              *
Fund Ltd.
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
High Yield Portfolio                1,850        9,084            *          1,850       9,084            0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
Morgan Stanley SICAV High Yield     4,290       21,066            *          4,290      21,066            0              *
Bond Fund
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
Morgan Stanley Global                 240        1,178            *            240       1,178            0              *
Opportunity Bond Fund, Inc.
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428

                                           BEFORE THE OFFERING                                         AFTER THE OFFERING
                                  --------------------------------------                           ---------------------------
                                              NUMBER OF
                                               CLASS B      PERCENT OF                 CLASS B     NUMBER OF      PERCENT OF
                                                NON-         CLASS B                  NON-VOTING    CLASS B        CLASS B
                                  NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING     NON-VOTING
                                  WARRANTS     SHARES         SHARES        BEING       BEING        SHARES         SHARES
NAME                                OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED       OWNED      OUTSTANDING(1)
----                              ---------   ---------   --------------   --------   ----------   ----------   --------------
MS High Yield Fund c/o Morgan       2,145       10,533            *          2,145      10,533            0              *
Stanley Dean Witter Investment
Management
One Tower Bridge
West Conshohocken, PA 19428
Van Kampen Worldwide High Income      950        4,665            *            950       4,665            0              *
Fund
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
SunAmerica Series Trust               700        3,437            *            700       3,437            0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
Van Kampen High Yield & Total         375        1,841            *            375       1,841            0              *
Return Fund
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
MSUF -- High Yield Portfolio          650        3,191            *            650       3,191            0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
Manufacturers Life Insurance        2,640       12,963            *          2,640      12,963            0              *
Company of New York
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
Forthought Life Insurance           1,800        8,839            *          1,800       8,839            0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
Risk Capital Reinsurance              400        1,964            *            400       1,964            0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
MS Monthly Income Fund (Wako)       3,400       16,696            *          3,400      16,696            0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
GE Investment Management              375        1,841            *            375       1,841            0              *
Incorporation
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428

                                           BEFORE THE OFFERING                                         AFTER THE OFFERING
                                  --------------------------------------                           ---------------------------
                                              NUMBER OF
                                               CLASS B      PERCENT OF                 CLASS B     NUMBER OF      PERCENT OF
                                                NON-         CLASS B                  NON-VOTING    CLASS B        CLASS B
                                  NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING     NON-VOTING
                                  WARRANTS     SHARES         SHARES        BEING       BEING        SHARES         SHARES
NAME                                OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED       OWNED      OUTSTANDING(1)
----                              ---------   ---------   --------------   --------   ----------   ----------   --------------
ITM Worldwide High Income Fund        575        2,823            *            575       2,823            0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
MSDW SICAV European High Yield      5,000       24,553            *          5,000      24,553            0              *
Fund
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
The University of Chicago             475        2,332            *            475       2,332            0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
LGT Capital Invest Ltd of Grand       560        2,749            *            560       2,749            0              *
Cayman
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
Gemini High Yield                     500        2,455            *            500       2,455            0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
SBLI High Yield                       535        2,627            *            535       2,627            0              *
c/o Morgan Stanley Dean Witter
Investment Management
One Tower Bridge
West Conshohocken, PA 19428
The Northwestern Mutual Life        2,100       10,312            *          2,100      10,312            0              *
Insurance Company(5)
720 East Wisconsin Avenue
Milwaukee, WI 53202
Northwestern Mutual Series Fund,    1,650        8,102            *          1,650       8,102            0              *
Inc.(6)
720 East Wisconsin Avenue
Milwaukee, WI 53202
Mason Street Funds, Inc.(7)           500        2,455            *            500       2,455            0              *
720 East Wisconsin Avenue
Milwaukee, WI 53202
OZ Master Fund, Ltd.               48,500      238,164            *         48,500     238,164            0              *
9 West 57th Street
New York, NY 10019
OZF Credit Opportunities Master     3,000       14,731            *          3,000      14,731            0              *
Fund, Ltd.
9 West 57th Street
New York, N.Y. 10019

                                           BEFORE THE OFFERING                                         AFTER THE OFFERING
                                  --------------------------------------                           ---------------------------
                                              NUMBER OF
                                               CLASS B      PERCENT OF                 CLASS B     NUMBER OF      PERCENT OF
                                                NON-         CLASS B                  NON-VOTING    CLASS B        CLASS B
                                  NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING     NON-VOTING
                                  WARRANTS     SHARES         SHARES        BEING       BEING        SHARES         SHARES
NAME                                OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED       OWNED      OUTSTANDING(1)
----                              ---------   ---------   --------------   --------   ----------   ----------   --------------
Pacific Life Insurance Company      3,750       18,414            *          3,750      18,414            0              *
700 Newport Center Drive
2nd Floor -- Securities
Operations
Newport Beach, CA 92660
Phoenix Goodwin High Yield Fund     5,450       26,762            *          5,450      26,762            0              *
c/o Phoenix Investment Partners
56 Prospect Street
Hartford, CT 06115
Phoenix Goodwin Multi-Sector        4,000       19,642            *          4,000      19,642            0              *
Fixed Income Fund
c/o Phoenix Investment Partners
56 Prospect Street
Hartford, CT 06115
Phoenix Edge Multi Sector Fixed     3,000       14,731            *          3,000      14,731            0              *
Income Fund
c/o Phoenix Investment Partners
56 Prospect Street
Hartford, CT 06115
The Prudential Series Fund, Inc.,   6,725       33,023            *          6,725      33,023            0              *
High Yield Bond Portfolio
c/o Prudential Investments
Two Gateway Center, 3rd Floor
Newark, NJ 07102
Prudential High Yield Fund, Inc.   13,825       68,489            *         13,825      67,889          600              *
c/o Prudential Investments
Two Gateway Center, 3rd Floor
Newark, NJ 07102
Prudential High Yield Total         1,170        8,545            *          1,170       5,745        2,800              *
Return Fund, Inc.
c/o Prudential Investments
Two Gateway Center, 3rd Floor
Newark, NJ 07102
The Prudential Insurance Company    6,520       32,017            *          6,520      32,017            0              *
of America
c/o Prudential Investments
Two Gateway Center, 3rd Floor
Newark, NJ 07102
The Prudential Life Insurance         260        1,276            *            260       1,276            0              *
Company of Arizona
c/o Prudential Investments
Two Gateway Center, 3rd Floor
Newark, NJ 07102
PW Managed High Yield Plus Fund     7,750       38,057            *          7,750      38,057            0              *
c/o Mitchell Hutchins
51 West 52nd Street, 21st Floor
New York, NY 10019
Smith Barney Diversified            2,750       13,504            *          2,750      13,504            0              *
Strategic Income Fund
388 Greenwich Street, 23rd Floor
New York, NY 10013

                                           BEFORE THE OFFERING                                         AFTER THE OFFERING
                                  --------------------------------------                           ---------------------------
                                              NUMBER OF
                                               CLASS B      PERCENT OF                 CLASS B     NUMBER OF      PERCENT OF
                                                NON-         CLASS B                  NON-VOTING    CLASS B        CLASS B
                                  NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING     NON-VOTING
                                  WARRANTS     SHARES         SHARES        BEING       BEING        SHARES         SHARES
NAME                                OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED       OWNED      OUTSTANDING(1)
----                              ---------   ---------   --------------   --------   ----------   ----------   --------------
Greenwich St. Series --                85          417            *             85         417            0              *
Diversified Strategic Income
Portfolio
388 Greenwich Street, 23rd Floor
New York, NY 10013
Global Horizons: Diversified           50          245            *             50         245            0              *
Strategic Income
388 Greenwich Street, 23rd Floor
New York, NY 10013
Smith Barney High Income Fund       5,215       25,608            *          5,215      25,608            0              *
388 Greenwich Street, 23rd Floor
New York, NY 10013
High Income Opportunity Fund,       2,490       12,227            *          2,490      12,227            0              *
Inc.
388 Greenwich Street, 23rd Floor
New York, NY 10013
Managed High Income Fund            1,500        7,365            *          1,500       7,365            0              *
388 Greenwich Street, 23rd Floor
New York, NY 10013
Smith Barney Balanced Fund            740        3,633            *            740       3,633            0              *
388 Greenwich Street, 23rd Floor
New York, NY 10013
SB/Travelers High Income              695        3,412            *            695       3,412            0              *
Portfolio
388 Greenwich Street, 23rd Floor
New York, NY 10013
Smith Barney USA High Yield Fund      230        1,129            *            230       1,129            0              *
388 Greenwich Street, 23rd Floor
New York, NY 10013
Zenix Income Fund                     495        2,430            *            495       2,430            0              *
388 Greenwich Street, 23rd Floor
New York, NY 10013
Spinnaker Offshore Ltd.             2,000        9,821            *          2,000       9,821            0              *
c/o ING Ghent Asset Management
LLC
230 Park Avenue
New York, NY 10169
The Surdna Foundation                 612        3,005            *            612       3,005            0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
UMASS Memorial Health Care, Inc.      175          859            *            175         859            0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
New Century Energies Inc.           1,050        5,156            *          1,050       5,156            0              *
Master Retirement Trust
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
The Havican Insurance Co.             325        1,595            *            325       1,595            0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111

                                           BEFORE THE OFFERING                                         AFTER THE OFFERING
                                  --------------------------------------                           ---------------------------
                                              NUMBER OF
                                               CLASS B      PERCENT OF                 CLASS B     NUMBER OF      PERCENT OF
                                                NON-         CLASS B                  NON-VOTING    CLASS B        CLASS B
                                  NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING     NON-VOTING
                                  WARRANTS     SHARES         SHARES        BEING       BEING        SHARES         SHARES
NAME                                OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED       OWNED      OUTSTANDING(1)
----                              ---------   ---------   --------------   --------   ----------   ----------   --------------
Father Flanagans Boys Home            475        2,332            *            475       2,332            0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Ford Motor Co.                      7,625       37,443            *          7,625      37,443            0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Retirement Plan for the Employees   2,050       10,066            *          2,050      10,066            0              *
of Texas Utilities Co. System
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Bell Atlantic Master Trust         10,300       50,579            *         10,300      50,579            0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Standish World High Yield             575        2,823            *            575       2,823            0              *
Portfolio
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Multi-Style, Multi-Manager Funds    1,698        8,338            *          1,698       8,338            0              *
PLC-High Yield Fund
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
MAFCO Holdings Master Trust           295        1,448            *            295       1,448            0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Pneumo Abex Corp Retirement           165          810            *            165         810            0              *
Income Master Trust
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
PCFG Long Term Investment Co.         840        4,124            *            840       4,124            0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Worcester Memorial Hospital, Inc.     175          859            *            175         859            0              *
Retirement Plan
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Holy Cross Health System Corp.        975        4,787            *            975       4,787            0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Holy Cross Employees Retirement       625        3,069            *            625       3,069            0              *
Trust
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111

                                           BEFORE THE OFFERING                                         AFTER THE OFFERING
                                  --------------------------------------                           ---------------------------
                                              NUMBER OF
                                               CLASS B      PERCENT OF                 CLASS B     NUMBER OF      PERCENT OF
                                                NON-         CLASS B                  NON-VOTING    CLASS B        CLASS B
                                  NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING     NON-VOTING
                                  WARRANTS     SHARES         SHARES        BEING       BEING        SHARES         SHARES
NAME                                OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED       OWNED      OUTSTANDING(1)
----                              ---------   ---------   --------------   --------   ----------   ----------   --------------
Fieldcrest Cannon Inc.                400        1,964            *            400       1,964            0              *
Retirement Plan for Salaried
Employees
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Fieldcrest Cannon Inc.                150          736            *            150         736            0              *
Retirement Plan for Hourly
Employees
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
William Penn Foundation             1,075        5,278            *          1,075       5,278            0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Northeastern University               925        4,542            *            925       4,542            0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
The Board of Pensions of the        2,825       13,872            *          2,825      13,872            0              *
Presbyterian Church (USA)
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Wellesley College Endowment           600        2,946            *            600       2,946            0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Frank Russell Insurance Funds --      365        1,792            *            365       1,792            0              *
Core Bonds
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Emerson Electric Co. Retirement     1,100        5,402            *          1,100       5,402            0              *
Master Trust
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Frank Russell -- Fixed III          1,200        5,892            *          1,200       5,892            0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
Frank Russell -- Multi Strategy     1,475        7,243            *          1,475       7,243            0              *
Bond
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111
AT & T Long Term Investment Trust   3,875       19,028            *          3,875      19,028            0              *
c/o Standish, Ayer & Wood
One Financial Center
Boston, MA 02111

                                           BEFORE THE OFFERING                                         AFTER THE OFFERING
                                  --------------------------------------                           ---------------------------
                                              NUMBER OF
                                               CLASS B      PERCENT OF                 CLASS B     NUMBER OF      PERCENT OF
                                                NON-         CLASS B                  NON-VOTING    CLASS B        CLASS B
                                  NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING     NON-VOTING
                                  WARRANTS     SHARES         SHARES        BEING       BEING        SHARES         SHARES
NAME                                OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED       OWNED      OUTSTANDING(1)
----                              ---------   ---------   --------------   --------   ----------   ----------   --------------
GM Employers Domestic Group         2,000        9,821            *          2,000       9,821            0              *
Pension Trust
c/o State Street Bank and Trust
1776 Heritage Drive
N. Quincy, MA 02171
Stein Roe High Yield Fund           1,750        8,593            *          1,750       8,593            0              *
c/o Stein, Roe & Farnham
1 South Wacker Drive
Chicago, IL 60606
The Sumitomo Trust &                  575        2,823            *            575       2,823            0              *
Banking Co. Ltd.
c/o Sumitomo Trust &
Banking Co. (USA)
527 Madison Avenue
New York, NY 10022
Sun America Inc.                   38,000      186,602            *         38,000     186,602            0              *
1 Sun America Center
Los Angeles, CA 90025
Sun America High Income Fund        1,500        7,366            *          1,500       7,366            0              *
733 3rd Avenue
New York, NY 10017
Sun America Series Trust High       2,250       11,048            *          2,250      11,048            0              *
Yield Portfolio
733 3rd Avenue
New York, NY 10017
TCW Group, Inc.                    81,749      401,436            *         81,749     401,436            0              *
865 South Figueroa Street,
21st Floor Los Angeles, CA 90017
TD Securities (USA), Inc.          19,325       94,897            *         19,325      94,897            0              *
31 West 52nd Street
New York, NY 10019-6101
USAA High Yield Opportunities       2,750      324,504            *          2,750      13,504      311,000              *
Fund
c/o State Street Corporation/
USAA Fund Group
1776 Heritage Drive
North Quincy, MA 02171
Van Kampen High Income Trust        1,260        6,187            *          1,260       6,187            0              *
c/o Van Kampen Investments, Inc.
1 Parkview Plaza
Oakbrook Terrace, IL 60181
Van Kampen Trust, on behalf of      5,270       25,878            *          5,270      25,878            0              *
its series Van Kampen High Yield
Fund
c/o Van Kampen Investments, Inc.
1 Parkview Plaza
Oakbrook Terrace, IL 60181
Van Kampen Income Corporate Bond   12,010       58,976            *         12,010      58,976            0              *
Fund
c/o Van Kampen Investments, Inc.
1 Parkview Plaza
Oakbrook Terrace, IL 60181

                                           BEFORE THE OFFERING                                         AFTER THE OFFERING
                                  --------------------------------------                           ---------------------------
                                              NUMBER OF
                                               CLASS B      PERCENT OF                 CLASS B     NUMBER OF      PERCENT OF
                                                NON-         CLASS B                  NON-VOTING    CLASS B        CLASS B
                                  NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING     NON-VOTING
                                  WARRANTS     SHARES         SHARES        BEING       BEING        SHARES         SHARES
NAME                                OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED       OWNED      OUTSTANDING(1)
----                              ---------   ---------   --------------   --------   ----------   ----------   --------------
Van Kampen High Income Trust II       960        4,714            *            960       4,714            0              *
c/o Van Kampen Investments, Inc.
1 Parkview Plaza
Oakbrook Terrace, IL 60181
Waddell & Reed Advisors Fund,       6,250       30,691            *          6,250      30,691            0              *
Inc. -- High Income Fund
c/o Waddell & Reed
6300 Lamar Avenue
P.O. Box 29217
Shawnee Mission, KS 66201-9217
Waddell & Reed Advisors Fund,       2,250       11,048            *          2,250      11,048            0              *
Inc. -- High Income Fund II
c/o Waddell & Reed
6300 Lamar Avenue
P.O. Box 29217
Shawnee Mission, KS 66201-9217
Target/United Funds, Inc. --        1,000        4,910            *          1,000       4,910            0              *
High Income Portfolio
c/o Waddell & Reed
6300 Lamar Avenue
P.O. Box 29217
Shawnee Mission, KS 66201-9217
Agway Employees Retirement Plan       750        3,682            *            750       3,682            0              *
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
Housing Authority Risk Retention       85          417            *             85         417            0              *
Group
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
Illinois Municipal Retirement         500        2,455            *            500       2,455            0              *
Fund
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
High Yield Bond Portfolio, a          180          883            *            180         883            0              *
series of John Hancock Variable
Series Trust
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
Lexmark International Group, Inc.     260        1,276            *            260       1,276            0              *
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109

                                           BEFORE THE OFFERING                                         AFTER THE OFFERING
                                  --------------------------------------                           ---------------------------
                                              NUMBER OF
                                               CLASS B      PERCENT OF                 CLASS B     NUMBER OF      PERCENT OF
                                                NON-         CLASS B                  NON-VOTING    CLASS B        CLASS B
                                  NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING     NON-VOTING
                                  WARRANTS     SHARES         SHARES        BEING       BEING        SHARES         SHARES
NAME                                OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED       OWNED      OUTSTANDING(1)
----                              ---------   ---------   --------------   --------   ----------   ----------   --------------
Teachers' Retirement System of        750        3,682            *            750       3,682            0              *
Louisiana
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
North American Security Life          150          736            *            150         736            0              *
Series Trust Investment Quality
Bond
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
The John & Mary R. Markle             100          491            *            100         491            0              *
Foundation
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
Oregon Public Retirement Fund       1,000        4,910            *          1,000       4,910            0              *
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
Multi-Managed Income Portfolio         15           73            *             15          73            0              *
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
Multi-Managed Income/ Equity           20           98            *             20          98            0              *
Portfolio
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
Multi-Managed Growth Portfolio         20           98            *             20          98            0              *
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
Multi-Managed Moderate Growth          25          122            *             25         122            0              *
Portfolio
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
State Boston High Yield Plus          500        2,455            *            500       2,455            0              *
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109

                                           BEFORE THE OFFERING                                         AFTER THE OFFERING
                                  --------------------------------------                           ---------------------------
                                              NUMBER OF
                                               CLASS B      PERCENT OF                 CLASS B     NUMBER OF      PERCENT OF
                                                NON-         CLASS B                  NON-VOTING    CLASS B        CLASS B
                                  NUMBER OF    VOTING       NON-VOTING     WARRANTS     SHARES     NON-VOTING     NON-VOTING
                                  WARRANTS     SHARES         SHARES        BEING       BEING        SHARES         SHARES
NAME                                OWNED       OWNED     OUTSTANDING(1)   OFFERED     OFFERED       OWNED      OUTSTANDING(1)
----                              ---------   ---------   --------------   --------   ----------   ----------   --------------
WTC-CIF II Core Bond Plus/             25          122            *             25         122            0              *
High Yield Plus
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
SBL Fund Series K                      40          196            *             40         196            0              *
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
Anchor Series High Yield Fund         100          491            *            100         491            0              *
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
Anchor Series Aggressive              100          491            *            100         491            0              *
Multi-Asset
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
The High Yield Plus Fund              850        4,174            *            850       4,174            0              *
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
New England Zenith                     75          368            *             75         368            0              *
Balanced Series
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
Tate & Lyle Reinsurance Limited       100          491            *            100         491            0              *
High Yield
c/o Wellington Management
Company, LLP
75 State Street
Boston, MA 02109
All other warrant holders         115,751      568,406        1.37%        115,751     568,406            0              *
combined(8)


---------------

* Less than 1.0%


(1) Based on the 41,352,643 class B non-voting shares that were issued and outstanding as of March 15, 2001. All shares issuable upon exercise of the currently outstanding warrants are deemed outstanding for the purpose of calculating the percentage ownership of the person holding such Warrants but are not deemed outstanding for calculating the percentage ownership of any other person.



(2) To our knowledge, as of the date of this prospectus, an affiliate of CIBC World Markets Inc. beneficially owns more than 5% of our issued and outstanding class A voting shares. The Canadian Imperial Bank of Commerce, which is also an affiliate of this selling shareholder, acted as lead arranger and administrative agent under our bank facility. See the description of our financing arrangements in Item 10.C. of our annual report on Form 20-F, which is incorporated by reference into this prospectus. In addition, in the ordinary course of its business, this selling shareholder and its affiliates have engaged in, and may in the future engage in, investment banking transactions with us.



(3) An affiliate of Goldman, Sachs & Co. indirectly holds more than a 5% interest in this selling shareholder. This affiliate of Goldman, Sachs & Co. has no control over the warrants and underlying class B non-voting shares being offered by this selling shareholder. See Item 7 and Item 10.C. of our annual report on Form 20-F, which is incorporated by reference into this prospectus, for a description of certain material relationships that this affiliate has had with us within the past three years. In addition, in the ordinary course of its business, this selling shareholder and its affiliates have engaged in, and may in the future engage in, investment banking transactions with us.


(4) Of which, 200 warrants are held for its Endeavor High Yield Fund, 175 warrants are held for its Members High Income Fund and 100 warrants are held for its Jefferson Pilot Variable High Yield Fund.

(5)  These warrants are held for its Group Annuity Separate Account.

(6)  These warrants are held for its High Yield Bond Portfolio.

(7) Of which, 100 warrants are held for its Asset Allocation Fund and 400 warrants are held for its High Yield Bond Fund.

(8) As of the date of this prospectus, these warrant holders have not returned to us the documentation required for them to be included within, and to sell their warrants and class B non-voting shares pursuant to, this prospectus. Consequently, none of warrants or class B non-voting shares listed here are currently being offered by this prospectus. Each of these warrant holders will be entitled to be named in, and sell their warrants and class B non-voting shares pursuant to, this prospectus or a supplement to this prospectus upon returning to us the documentation required by the Warrants Registration Rights Agreement.

(9)  As of January 19, 2001, these warrants have been exercised in full.

(10) As of January 19, 2001, 13,250 of these warrants have been exercised.

(11) As of January 19, 2001, 5,300 of these warrants have been exercised.


                  DESCRIPTION OF OUR CLASS B NON-VOTING SHARES



     For a description of our class B non-voting shares, see Item 10.B. of our annual report on Form 20-F, which is incorporated by reference into this prospectus.


                              PLAN OF DISTRIBUTION

     We have been advised by the selling shareholders that the class B non-voting shares or warrants may be sold from time to time to purchasers directly by the selling shareholders. Alternatively, the selling shareholders may from time to time offer the shares or warrants to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders or the purchasers of such securities for whom they may act as agents. The selling shareholders and any underwriters, broker/dealers or agents that participate in the distribution of the shares or warrants may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     The shares or warrants may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the selling stockholders or by agreement between such selling stockholders and underwriters or dealers who receive fees or commissions in connection therewith. The sale of the shares or warrants may be effected in transactions (1) on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of the sale, (2) in the over-the-counter markets, (3) in transactions otherwise than on such exchange or in the over-the-market or (4) through the writing of options. Shares also may be delivered in connection with the issuance of securities by issuers other than Group Telecom that are exchangeable for (whether optional or mandatory) or payable in, such shares or pursuant to which such shares may be distributed. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount and type of the securities being offered and the terms of the offering, including the name or names of any underwriter, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers. This prospectus also may be used by transferees of the selling shareholders or by other persons acquiring securities, including brokers who borrow the securities to settle short sales of stock. In addition, the securities which qualify for sale under an applicable exemption from registration under the Securities Act may be sold pursuant to such exemption rather than this prospectus.

     To comply with the securities laws of certain jurisdictions, if applicable, the securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

     The selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provision may limit the timing of purchases and sales of any of the securities by the selling shareholders. The foregoing may affect the marketability of such securities.

     We have agreed to bear all expenses (other than any commissions or discounts of underwriters, dealers or agents or brokers' fee and the fees and expenses of their counsel) in connection with the registration of the securities being offered by the selling shareholders hereby.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the securities offered hereby will be passed upon by:

     - Shearman & Sterling, our United States counsel, on matters of United States and New York law; and


     -  Goodmans LLP, our Canadian counsel, on matters of Canadian law.


                                    EXPERTS


     Our consolidated financial statements as of September 30, 2000, 1999 and 1998 incorporated by reference into this prospectus have been audited by PricewaterhouseCoopers LLP, independent public accountants, as stated in their report thereon incorporated by reference into this prospectus and are incorporated in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing. Shaw FiberLink's financial statements as of August 31, 1999 and 1998 and for the three year period ended August 31, 1999 included in this prospectus have been audited by Ernst & Young LLP, independent public accountants, as stated in their report appearing in this prospectus and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                         REGISTRARS AND TRANSFER AGENTS

     The registrar and transfer agent for the class B non-voting shares in Canada is CIBC Mellon Trust Company at its principal offices in Toronto and in the United States is ChaseMellon Shareholder Services at its principal offices in New York.

                      ENFORCEABILITY OF CIVIL LIABILITIES


     We are a Canadian corporation. Some of our directors, controlling persons and officers, and the experts named in this prospectus, are residents of Canada, and a substantial portion of their assets and all of our assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon the directors, controlling persons, officers and experts who are not residents of the United States or to enforce against them judgements of courts of the United States based upon the civil liability under the federal securities laws of the United States. There is doubt as to the enforceability in Canada against us or against any of our directors, controlling persons, officers or experts, who are not residents of the United States, in original actions or in actions for enforcement of judgements of United States courts, of liabilities based solely upon the federal securities laws of the United States.

                         INDEX TO FINANCIAL STATEMENTS


Report of Independent Public Accountants of Shaw FiberLink
  Ltd. -- FiberLink Division................................   F-2
Financial Statements of Shaw FiberLink Ltd. -- FiberLink
  Division..................................................   F-3
Notes to Financial Statements of Shaw FiberLink Ltd. --
  FiberLink Division........................................   F-6
Unaudited Pro Forma Condensed Consolidated Financial
  Information...............................................  F-13
Notes to Pro Forma Condensed Consolidated Statement of
  Operations................................................  F-15

                                AUDITORS' REPORT

To the Directors of

SHAW FIBERLINK LTD.


     We have audited the balance sheets of SHAW FIBERLINK LTD. -- FIBERLINK DIVISION (the "Division") as at August 31, 1999 and 1998 and the statements of income and net investment by Shaw FiberLink Ltd. and cash flows for each of the years in the three year period ended August 31, 1999. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these financial statements present fairly, in all material respects, the financial position of the Division as at August 31, 1999 and 1998 and the results of its operations and its cash flows for each of the years in the three year period ended August 31, 1999 in accordance with accounting principles generally accepted in Canada.

     As disclosed in note 1, the Division is a segment of Shaw FiberLink Ltd. and has no separate legal status or existence.

Calgary, Canada                                            /s/ ERNST & YOUNG LLP
December 23, 1999                                 Independent Public Accountants
(except as to Note 11
which is at February 16, 2000)

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION

                                 BALANCE SHEETS
                      SEE BASIS OF PRESENTATION -- NOTE 1

                        (thousands of Canadian dollars)

                                                                               AUGUST 31,
                                                           NOVEMBER 30,    ------------------
                                                               1999         1999       1998
                                                           ------------    -------    -------
                                                           (UNAUDITED)
ASSETS
CURRENT
Accounts receivable (net of allowance for doubtful
  accounts of $86; August 31, 1999 -- $79; 1998 --
  $84).................................................      $ 6,264       $ 7,336    $ 2,188
Prepaids and other.....................................          183           289         65
                                                             -------       -------    -------
                                                               6,447         7,625      2,253
Property and equipment [note 3]........................       78,422        70,472     46,793
                                                             -------       -------    -------
                                                             $84,869       $78,097    $49,046
                                                             =======       =======    =======
LIABILITIES AND NET INVESTMENT BY
  SHAW FIBERLINK LTD.
CURRENT
Accounts payable and accrued liabilities...............      $ 1,905       $ 1,974    $ 7,613
Income taxes payable...................................           92           116        148
Unearned revenues......................................        1,273         1,330        161
                                                             -------       -------    -------
                                                               3,270         3,420      7,922
Commitments and contingency [notes 7 and 8]
Net investment by Shaw FiberLink Ltd...................       81,599        74,677     41,124
                                                             -------       -------    -------
                                                             $84,869       $78,097    $49,046
                                                             =======       =======    =======

On behalf of the Board:

        (Signed) PETER J. BISSONNETTE                   (Signed) MARGOT M. MICALLEF
                   Director                                       Director

                            See accompanying notes.

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
         STATEMENTS OF INCOME AND NET INVESTMENT BY SHAW FIBERLINK LTD.
                        (thousands of Canadian dollars)

                                           THREE MONTHS ENDED
                                              NOVEMBER 30,          YEAR ENDED AUGUST 31,
                                           -------------------   ---------------------------
                                             1999       1998      1999      1998      1997
                                           --------   --------   -------   -------   -------
                                               (UNAUDITED)
REVENUES.................................  $13,197    $ 7,876    $38,815   $22,324   $11,631
Cost of sales (exclusive of items shown
  separately below)......................    6,503      3,529     17,800    10,174     3,965
                                           -------    -------    -------   -------   -------
                                             6,694      4,347     21,015    12,150     7,666
                                           -------    -------    -------   -------   -------
Selling, general and administrative
  expenses...............................    3,004      1,999      8,893     7,498     5,227
Depreciation.............................    2,109      1,347      6,565     3,832     1,954
Depreciation charge allocated by Shaw for
  use of distribution network assets
  [note 6(c)]............................    1,648      1,259      5,649     4,394     3,073
                                           -------    -------    -------   -------   -------
                                             6,761      4,605     21,107    15,724    10,254
                                           -------    -------    -------   -------   -------
LOSS BEFORE INCOME TAXES.................      (67)      (258)       (92)   (3,574)   (2,588)
Income taxes [note 4]....................       25         23         92        50        25
                                           -------    -------    -------   -------   -------
Net loss.................................      (92)      (281)      (184)   (3,624)   (2,613)
Net investment by Shaw FiberLink Ltd.,
  beginning of the year..................   74,677     41,124     41,124    23,208    14,137
Investment by Shaw FiberLink Ltd.
  during the year........................    7,014     11,117     33,737    21,540    11,684
                                           -------    -------    -------   -------   -------
NET INVESTMENT BY SHAW FIBERLINK LTD.,
  END OF THE YEAR........................  $81,599    $51,960    $74,677   $41,124   $23,208
                                           =======    =======    =======   =======   =======

                            See accompanying notes.

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
                            STATEMENTS OF CASH FLOWS
                        (thousands of Canadian dollars)

                                      THREE MONTHS ENDED
                                         NOVEMBER 30,           YEAR ENDED AUGUST 31,
                                      -------------------   ------------------------------
                                        1999       1998       1999       1998       1997
                                      --------   --------   --------   --------   --------
                                          (UNAUDITED)
OPERATING ACTIVITIES [note 1]
Net loss............................  $    (92)  $   (281)  $   (184)  $ (3,624)  $ (2,613)
Non-cash items:
Depreciation........................     2,109      1,347      6,565      3,832      1,954
                                      --------   --------   --------   --------   --------
CASH FLOW FROM OPERATIONS...........     2,017      1,066      6,381        208       (659)
Net change in non-cash working
  capital balances related to
  operations [note 9]...............     1,028     (6,988)    (9,874)     5,697      1,064
                                      --------   --------   --------   --------   --------
                                         3,045     (5,922)    (3,493)     5,905        405
                                      --------   --------   --------   --------   --------
INVESTING ACTIVITIES
Additions to property and
  equipment.........................   (10,059)    (5,195)   (30,244)   (27,445)   (12,089)
                                      --------   --------   --------   --------   --------
FINANCING ACTIVITIES
Investment by Shaw FiberLink Ltd.
  during the year...................     7,014     11,117     33,737     21,540     11,684
                                      --------   --------   --------   --------   --------
CHANGE IN CASH DURING THE YEAR AND
  CASH AT BEGINNING AND
  END OF YEAR.......................        --         --         --         --         --
                                      ========   ========   ========   ========   ========

                            See accompanying notes.

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION

                         NOTES TO FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

     The Shaw FiberLink Ltd. -- FiberLink Division (the "Division" or "FiberLink") operates high capacity fiber optic telecommunications networks in various Canadian markets including: Greater Metropolitan Toronto, Calgary, Edmonton, Winnipeg, Vancouver Island, Central British Columbia, Saskatoon, Lethbridge and Red Deer. FiberLink also operates several strategically-located inter-city networks and two international gateways into the United States. FiberLink provides its customers with a wide range of telecommunications services including dedicated voice services, switched data transmission and Business Internet services.

     While the Division owns certain of the assets required to carry on the business, a number of assets, including distribution network assets (see note
6), administrative facilities and maintenance operations are owned by Shaw Communications Inc.

     These financial statements represent the business operations identified as the FiberLink Division of Shaw FiberLink Ltd. Accordingly, there is no share capital or retained earnings in the Division's accounts. The net investment by Shaw FiberLink Ltd. represents the capital employed in the Division in the form of investments and advances. Shaw FiberLink Ltd. is a wholly owned subsidiary of Shaw Communications Inc. Investments and advancements by Shaw FiberLink Ltd. in the Division are funded by Shaw Communications Inc. to Shaw FiberLink Ltd.

     The Division has relied extensively upon Shaw FiberLink Ltd. and Shaw Communications Inc. for ongoing financial support and accordingly, these divisional financial statements are not necessarily indicative of the results of operations, cash flows or financial position had the Division operated as an independent entity as at or for the dates and periods presented. Should Shaw FiberLink Ltd. or Shaw Communications Inc. cease to provide such financial support, the Division would require alternative ongoing financing from other sources. Shaw Communications Inc. has allocated corporate, overhead and technical costs to the Division based on an estimate of the services provided, and charges for the use of distribution network assets based on Shaw Communications Inc.'s annual depreciation charge related to these assets (see note 6). The management of Shaw Communications Inc. have estimated the incremental costs of the Division as a stand-alone entity for corporate expenses, other than taxes or interest, would be approximately $1,532,000 annually. Management believes this to be reasonable.

     The information presented as at and for the interim periods ended November 30, 1999 and 1998 is unaudited. These unaudited financial statements reflect all adjustments which are in the opinion of management necessary to a fair statement of the results for the interim periods presented; all such adjustments are of a normal recurring nature.

2.  SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles consistently applied within the framework of the accounting policies described below. The policy with respect to accounting for income taxes described below differs from that used in the preparation of the consolidated financial statements of Shaw Communications Inc.

REVENUE RECOGNITION

     FiberLink provides telecommunication services to its customers and earns both recurring and installation revenues. Recurring revenues are recognized on a monthly basis as the services are provided to customers. Unearned recurring revenues are deferred and recognized as earned. Revenues earned on installation contracts are recorded when the installation of an operational link is completed unless such revenues exceed the related direct cost of the installation in which case the excess is recognized over the contract period.

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets as follows:

ASSET                                                    ESTIMATED USEFUL LIFE
-----                                                    ---------------------
Towers and headends...................................          10 years
Distribution network..................................          10 years
Subscriber equipment..................................          15 years
Computer equipment and software.......................           4 years
Other equipment.......................................        4-10 years

INCOME TAXES

     The liability method of tax allocation is used in accounting for income taxes. Under this method, future tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities, and measured using the substantially enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce future income tax assets to the amount expected to be realized.

SEGMENTED INFORMATION

     FiberLink's business of providing local high speed telecommunications and Internet access services is one operating segment.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

3.  PROPERTY AND EQUIPMENT

                                                                    AUGUST 31,
                              NOVEMBER 30,        -----------------------------------------------
                                  1999                     1999                     1998
                         ----------------------   ----------------------   ----------------------
                                   ACCUMULATED              ACCUMULATED              ACCUMULATED
                          COST     DEPRECIATION    COST     DEPRECIATION    COST     DEPRECIATION
                         -------   ------------   -------   ------------   -------   ------------
                              (UNAUDITED)                 (THOUSANDS OF CANADIAN DOLLARS)
Towers and headends....  $60,901     $11,612      $55,060     $10,163      $35,206      $5,649
Distribution network...    2,945         467        2,945         394        2,463         123
Subscriber equipment...   25,657       2,327       21,546       1,934       12,734         790
Computer equipment and
  software.............    1,440         465        1,395         377          777         106
Other equipment........    3,156         806        3,094         700        2,615         334
                         -------     -------      -------     -------      -------      ------
                         $94,099     $15,677      $84,040     $13,568      $53,795      $7,002
                         -------     -------      -------     -------      -------      ------
NET BOOK VALUE.........         $78,422                  $70,472                  $46,793
                               =========                =========                =========

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Labour and other costs attributable to construction and installation are capitalized as part of towers and headends. For the three months ended November 30, 1999 the amount capitalized was $1,818,000 (unaudited) (August 31, 1999 -- $5,641,000; 1998 -- $4,200,000).

4.  INCOME TAXES

     Future income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Division's future tax liabilities and assets are as follows:

                                                                               AUGUST 31,
                                                           NOVEMBER 30,    ------------------
                                                               1999         1999       1998
                                                           ------------    -------    -------
                                                                             (THOUSANDS OF
                                                           (UNAUDITED)     CANADIAN DOLLARS)
FUTURE TAX LIABILITIES:
Property and equipment...................................     (7,844)      $(6,590)   $(1,026)
                                                              ------       -------    -------
FUTURE TAX ASSETS:
Non-capital losses carried forward.......................     13,257        12,236      6,639
Valuation allowance......................................     (5,413)       (5,646)    (5,613)
                                                              ------       -------    -------
                                                               7,844         6,590      1,026
                                                              ------       -------    -------
NET FUTURE TAXES.........................................         --            --         --
                                                              ======       =======    =======

     The Division has incurred losses for income tax purposes that are available to be applied against future years' taxable income expiring as follows:

                                                             (THOUSANDS OF
                                                           CANADIAN DOLLARS)
                                                           -----------------
2002.....................................................       $ 1,143
2003.....................................................         2,459
2004.....................................................         6,019
2005.....................................................         8,652
2006.....................................................         8,918
Period ending November 30, 2007 (unaudited)..............         2,268
                                                                -------
                                                                $29,459
                                                                =======

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Differences between income taxes calculated at Canadian statutory rates and the income tax provision made in the Divisional accounts are as follows:

                                              THREE MONTHS
                                                  ENDED
                                              NOVEMBER 30,          YEAR ENDED AUGUST 31,
                                              -------------   ---------------------------------
                                              1999    1998     1999        1998         1997
                                              -----   -----   -------   ----------   ----------
                                               (UNAUDITED)     (THOUSANDS OF CANADIAN DOLLARS)
Income taxes (recovery) at Canadian
  statutory rates...........................  $ (30)  $(116)   $ (41)    $ (1,608)    $ (1,165)
Differences from statutory rates relating
  to:
Large corporations tax......................     25      23       92           50           25
Benefit of tax losses not recognized........     30     116       33        1,612        1,118
Other, including items not deductible for
  tax purposes..............................     --      --        8           (4)          47
                                              -----   -----    -----     --------     --------
INCOME TAX PROVISION........................  $  25   $  23    $  92     $     50     $     25
                                              =====   =====    =====     ========     ========

     The components of the income tax provision are as follows:

                                                         THREE MONTHS
                                                             ENDED
                                                         NOVEMBER 30,    YEAR ENDED AUGUST 31,
                                                         -------------   ---------------------
                                                         1999    1998    1999    1998    1997
                                                         -----   -----   -----   -----   -----
                                                                             (THOUSANDS OF
                                                          (UNAUDITED)      CANADIAN DOLLARS)
Current................................................  $ 25    $ 23    $ 92    $ 50    $ 25
Future.................................................    --      --      --      --      --
                                                         ----    ----    ----    ----    ----
                                                         $ 25    $ 23    $ 92    $ 50    $ 25
                                                         ====    ====    ====    ====    ====

5.  FINANCIAL INSTRUMENTS

     Financial instruments recognized in the balance sheets have fair values approximating their carrying values.

CREDIT RISK

     At November 30, 1999 (unaudited), approximately 34% of the accounts receivable represents amounts due from five customers (August 31, 1999 -- 55% from six customers; 1998 -- 45% from six customers).

     Revenues from customers (excluding related parties described in note 6) which exceed ten percent of total revenues for the year are as follows:

                                                            THREE MONTHS
                                                               ENDED       YEAR ENDED AUGUST 31,
                                                            NOVEMBER 30,   ---------------------
                                                                1999       1999    1998    1997
                                                            ------------   -----   -----   -----
                                                                               (THOUSANDS OF
                                                            (UNAUDITED)      CANADIAN DOLLARS)
Customer A................................................       7%         11%     17%     26%
Customer B................................................       5%          8%     11%      7%

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  RELATED PARTY TRANSACTIONS

     (a) The Division provides high speed Internet services to Shaw Communications Inc. In 1998 and 1997, the divisions of Shaw Communications Inc. negotiated rates and margins on these services which are reflected in the accounts. Subsequent to 1998, the FiberLink Division only passed along to Shaw Communications Inc. the external costs incurred by the Division to provide these services to Shaw Communications Inc. Intercompany revenues, expenses and margins reflected in these financial statements for the provision of Internet services to Shaw Communications Inc. are as follows:

                                                  THREE MONTHS
                                                      ENDED
                                                  NOVEMBER 30,      YEAR ENDED AUGUST 31,
                                                 ---------------   ------------------------
                                                  1999     1998     1999     1998     1997
                                                 ------   ------   ------   ------   ------
                                                                        (THOUSANDS OF
                                                   (UNAUDITED)        CANADIAN DOLLARS)
Revenues.......................................  $2,691   $1,242   $6,627   $3,090   $  985
Cost of sales..................................   2,691    1,242    6,627    2,115      153
                                                 ------   ------   ------   ------   ------
Margin.........................................  $   --   $   --   $   --   $  975   $  832
                                                 ======   ======   ======   ======   ======

     (b) These Divisional financial statements reflect corporate allocations from Shaw Communications Inc. for administrative and technical services provided to the Division of $534,000 and $400,000 respectively for the three months ended November 30, 1999 and $85,000 and $225,000 for 1998 (unaudited) (August 31, 1999
-- $340,000 and $900,000 respectively; 1998 -- $180,000 and $900,000 respectively; 1997 -- $90,000 and $24,000 respectively). Allocation of administrative and technical charges are based on the estimated level of services provided to the Division in proportion to Shaw Communications Inc.'s total costs, a method of allocation management believes to be reasonable. Of the corporate allocations from Shaw Communications Inc., $574,000 have been reflected in selling, general and administrative expenses and $360,000 has been capitalized to towers and headends in the three months ended November 30, 1999 and $107,000 and $203,000 respectively for 1998 (unaudited) (see note 3) (August 31, 1999 -- $430,000 and $810,000 respectively; 1998 -- $270,000 and $810,000 respectively; 1997 -- $92,000 and $22,000 respectively).

     (c) The Division utilizes certain distribution network assets owned by Shaw Communications Inc. (see note 1) in the provision of services to its customers. These Divisional financial statements reflect corporate allocations for the utilization of the distribution network assets of $1,648,000 for the three months ended November 30, 1999 and $1,259,000 for 1998 (unaudited) (August 31, 1999 -- $5,649,000; 1998 -- $4,394,000; 1997 -- $3,073,000). The allocation of these corporate charges is based upon FiberLink's estimated proportion of Shaw Communications Inc.'s annual depreciation charge related to these distribution network assets. Management believes this method of allocation to be reasonable.

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  COMMITMENTS

     The Division has various long-term operating lease agreements for the use of transmission facilities and premises in each of the next five years as follows:

                                                             (THOUSANDS OF
                                                           CANADIAN DOLLARS)
                                                           -----------------
2000.....................................................       $ 9,501
2001.....................................................         7,690
2002.....................................................         6,590
2003.....................................................         6,342
2004.....................................................           691
Thereafter...............................................           721
                                                                -------
                                                                $31,535
                                                                =======

8.  UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

     The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

9.  STATEMENTS OF CASH FLOWS

     Additional disclosures with respect to the Statements of Cash Flows are as follows:

     (i) Changes in non-cash working capital balances related to operations include the following:

                                               THREE MONTHS ENDED
                                                  NOVEMBER 30,           YEAR ENDED AUGUST 31,
                                               ------------------   -------------------------------
                                                1999       1998       1999        1998       1997
                                               -------   --------   ---------   --------   --------
                                                  (UNAUDITED)       (THOUSANDS OF CANADIAN DOLLARS)
Accounts receivable..........................  $1,072    $  (744)    $(5,148)    $  (90)    $  (22)
Prepaids and other...........................     106       (253)       (224)       (45)        68
Accounts payable and accrued liabilities.....     (69)    (6,040)     (5,639)     5,733        110
Income taxes payable.........................     (24)       (21)        (32)       (37)       898
Unearned revenues............................     (57)        70       1,169        136         10
                                               ------    -------     -------     ------     ------
                                               $1,028    $(6,988)    $(9,874)    $5,697     $1,064
                                               ======    =======     =======     ======     ======

     (ii) Interest and income taxes paid

     Shaw Communications Inc. does not allocate interest on debt to Shaw FiberLink Ltd. and the Division does not have any separate legal existence for purposes of remitting income taxes. Accordingly, amounts included in these Divisional statements for taxes represent allocations only and are included in changes in advances to and from Shaw FiberLink Ltd.

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

10. UNITED STATES ACCOUNTING PRINCIPLES

     The financial statements of the Division are prepared in Canadian dollars in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). No additional adjustments have been identified in order to present these financial statements in accordance with accounting policies generally accepted in the United States ("U.S. GAAP"). The following disclosure would be required in order to present these financial statements in accordance U.S. GAAP.

  Recent developments

     The Financial Accounting Standards Board in the United States issued a pronouncement entitled "Accounting for Derivative Instruments and Hedging Activities" which the Division is required to adopt in the year ending August 31, 2001. The impact of this pronouncement on these financial statements has not been determined.

11. SUBSEQUENT EVENT

     On December 22, 1999, Shaw Communications Inc. and Shaw FiberLink Ltd. entered into an asset purchase and subscription agreement ("Purchase Agreement") with GT Group Telecom Inc. ("GT"). This transaction closed on February 16, 2000. Under the Purchase Agreement, Shaw FiberLink Ltd. sold to GT all of the property and assets of FiberLink used in connection with the high speed data and competitive access business and granted to GT an indefeasible right to use the distribution network assets owned by Shaw Communications Inc. (see notes 1 and 6). The assets sold include equipment, computer hardware, fixed assets, replacement parts, operational contracts, equipment contracts, supply contracts, interconnect agreements, co-location agreements, customer contracts, software licenses, broadband wireless licenses, vehicles, intellectual property, permits, prepaid expenses, goodwill related to the FiberLink assets and certain other fiber assets. Under the Indefeasible Right to Use agreement, GT was granted an indefeasible right to use certain specifically identified existing fibers in the fiber optic cable networks of Shaw Communications Inc. for 60 years. In addition, Shaw FiberLink Ltd. granted GT an indefeasible right to use fibers to be built over the next three years in mutually agreed regions.

     Consideration for this transaction amounts to $760 million, consisting of $360 million in cash, and sufficient series B first preference shares of GT to provide Shaw FiberLink Ltd. with a 28.5% fully diluted interest in GT, subject to adjustments for certain GT transactions relating to financing and employee options and warrants.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated statement of operations is based on the historical financial statements of GT Group Telecom Inc. ("Group Telecom") and the historical financial statements of Shaw FiberLink Ltd. -- FiberLink Division ("Shaw FiberLink") prepared to give effect to Group Telecom's acquisition of the business of Shaw FiberLink and the grant, by Shaw FiberLink, of an indefeasible right to use certain identified fibers in the fiber optic cable networks of Shaw Communications Inc. ("Shaw Communications") to Group Telecom. The pro forma financial statements give effect to financing required to complete the acquisition, consisting of senior bank debt of $220 million and additional financing of $140 million in debt and share purchase warrants.

     The unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 2000 gives effect to such transactions as if they occurred at the beginning of the year then ended. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that management believes are reasonable.


     The pro forma statements do not purport to represent what the Company's results of operations would actually have been had these transactions in fact occurred on such dates or to project the Company's results of operations for any future date or period. The pro forma financial statements should be read in conjunction with the consolidated financial statements and related notes and
Item 5 of our annual report on Form 20-F presented elsewhere in, or incorporated by reference into, this prospectus.

                             GT GROUP TELECOM INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

               (UNAUDITED) FOR THE YEAR ENDED SEPTEMBER 30, 2000
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)


                                                          SHAW
                                      GT GROUP         FIBERLINK
                                    TELECOM INC.      FOUR MONTHS
                                     YEAR ENDED          ENDED
                                    SEPTEMBER 30,     DECEMBER 31,      PRO FORMA
                                        2000              1999         ADJUSTMENTS      NOTES      PRO FORMA
                                    -------------     ------------     -----------     -------     ---------
REVENUE..........................     $  73,251         $18,045               --                   $  91,296
COST OF SERVICES.................        51,336           8,872               --                      60,208
                                      ---------         -------         --------                   ---------
                                         21,915           9,173               --                      31,088
                                      ---------         -------         --------                   ---------
Selling, general and
  administrative expenses........       100,959           3,933              500       2(iii)        105,392
Amortization.....................        43,055           2,831            3,788       2(i)           55,492
                                                                           3,620       2(ii)
                                                                           2,198       2(i)
Charge allocated by Shaw
  Communications for use of
  distribution network assets....            --           2,198           (2,198)      2(i)               --
Interest and finance items,
  net............................        54,354              --            7,700       2(iv)          69,576
                                                                           6,953       2(v)
                                                                             569       2(vi)
                                      ---------         -------         --------                   ---------
                                        198,368           8,962           21,130                     230,460
                                      ---------         -------         --------                   ---------
INCOME (LOSS) BEFORE INCOME
  TAXES..........................      (176,453)            211          (23,130)                   (199,372)
PROVISION FOR (RECOVERY OF)
  INCOME TAXES...................       (38,467)             25               --                     (38,442)
                                      ---------         -------         --------                   ---------
NET INCOME (LOSS) FOR THE YEAR...     $(137,986)        $   186         $(23,130)                  $(160,930)
                                      =========         =======         ========                   =========
PRO FORMA LOSS PER SHARE.........                                                                      (1.82)
                                                                                                   =========
PRO FORMA WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES (IN
  THOUSANDS).....................                                                                     88,639
                                                                                                   =========


      See accompanying notes to pro forma condensed consolidated financial information.

                             GT GROUP TELECOM INC.

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                         (UNAUDITED) SEPTEMBER 30, 2000
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

1.  BASIS OF PRESENTATION

     The pro forma condensed consolidated statement of operations has been prepared to give effect to the acquisition of the assets of Shaw FiberLink Ltd. -- FiberLink Division ("Shaw FiberLink") by GT Group Telecom Inc. ("Group Telecom") and the grant by Shaw FiberLink of an Indefeasible Right to Use ("IRU") certain specifically identified fibers in the fiber optic cable networks of Shaw Communications Inc. ("Shaw Communications") to Group Telecom as of October 1, 1999. The pro forma financial statements give effect to financing consisting of senior bank debt of $220 million and an additional amount of $140 million representing a portion of the proceeds from the company's issuance of Units consisting of Senior Discount Notes and Warrants to purchase Class B Non-Voting Shares. Such proceeds have only been included in these pro-forma financial statements to the extent of $140 million required to complete the funding of the acquisition of the business of Shaw FiberLink.


     On February 16, 2000, Group Telecom purchased from Shaw Communications Inc. ("Shaw Communications") and Shaw FiberLink Ltd. ("Shaw FiberLink") all of the property and assets of Shaw FiberLink used in connection with the high-speed data and competitive access business. Group Telecom and Shaw FiberLink also entered into an indefeasible right to use agreement which grants the company an indefeasible right to use certain specifically identified existing fibers in the fiber optic cable networks of Shaw Communications for 60 years. Certain of the existing fibers located in New Brunswick Canada under the indefeasible right to use the agreement will be available for use in 2003. In addition, Group Telecom will receive an indefeasible right to use fibers to be built over the next three years in mutually agreed regions (refer to note 3 in the audited consolidated financial statements of Group Telecom).


     The pro forma condensed consolidated statement of operations for the year ended September 30, 2000 is based on the audited consolidated statement of operations of Group Telecom for the year ended September 30, 2000 and the unaudited statement of operations of Shaw FiberLink for the four months ended December 31, 1999, as Group Telecom and Shaw FiberLink had non-coterminous year-ends.

     A pro forma condensed consolidated balance sheet has not been prepared as the acquisition of Shaw FiberLink is reflected in the audited consolidated balance sheet of Group Telecom as at September 30, 2000.


     The pro forma condensed consolidated statements do not purport to represent what Group Telecom's results of operations would actually have been, had these transactions in fact occurred on such dates or to project Group Telecom's results of operations for any future date or period. The pro forma condensed consolidated statement of operations should be read in conjunction with the consolidated financial statements and related notes of Group Telecom and Shaw FiberLink, including the descriptions of significant accounting policies, and
Item 5 of our annual report on Form 20-F presented elsewhere in, or incorporated by reference into, this prospectus.


2.  PRO FORMA ASSUMPTIONS

     The pro forma condensed consolidated statement of operations gives effect to the above acquisition as if it had occurred effective October 1, 1999.

     (i) The additional amortization expense relates to the increase of $429 million in property, plant and equipment and is based on the estimated useful life of the equipment and the fiber optic networks acquired which are amortized on a straight line basis over 10 and 20 years respectively.

                             GT GROUP TELECOM INC.

                         (UNAUDITED) SEPTEMBER 30, 2000
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

     (ii) The additional amortization expense relates to the allocation of the purchase price of $120 million to goodwill and $29 million to other intangible assets. The amortization is based on the estimated useful life of 20 years for goodwill, 10 years for license rights and 3 years for the amount recorded as a non-compete agreement.

     (iii) The increase in selling, general and administration expense is an annual fiber maintenance fee as set out in the IRU agreement.

     (iv) The increase in interest expense is based on the senior bank financing of $220 million obtained to finance part of the acquisition of Shaw FiberLink. The interest expense was calculated using an interest rate of 10.50%.

     (v) The increase in interest expense is based on additional financing of $140 million in debt and share purchase warrants. The interest expense was calculated using an interest rate of 13.25% plus debt discount amortization.

     (vi) The deferred financing costs of $14.5 million relating to the debt issuances described in (iv) and (v) are amortized over the term of the related debts, assumed to be 7 and 10 years.

3.  DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GAAP

     The pro forma condensed consolidated financial information has been prepared in accordance with Canadian GAAP which differ in some respects from the principles and practices that Group Telecom would have followed had the pro forma financial information been prepared in accordance with U.S. GAAP. Refer to note 20 of Group Telecom consolidated financial statements for a reconciliation of differences impacting the Company.

Pro forma loss under Canadian GAAP..........................  $(160,930)
Group Telecom adjustments:
Amortization of purchase price adjustment...................       (617)
Deferred charges............................................        (15)
Stock-based compensation....................................    (11,430)
Deferred foreign exchange...................................     (1,655)
Recovery of future income taxes.............................     11,055
                                                              ---------
Pro forma loss under U.S. GAAP..............................  $(163,592)
                                                              =========
Pro forma loss per share....................................      (1.85)
                                                              =========
Pro forma weighted average number of common shares (in
  thousands)................................................     88,639
                                                              =========

                                                                      APPENDIX A

         FORM OF NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

[FOR THE TRANSFER OF WARRANTS, ADDRESS TO:

THE CHASE MANHATTAN BANK
GT GROUP TELECOM INC.
C/O CHASE NATIONAL CORPORATE SERVICES INC.
1301 FIFTH AVENUE, SUITE 3410
SEATTLE, WASHINGTON 98101
ATTENTION: MR. MICHAEL A. JONES]

[FOR THE TRANSFER OF CLASS B NON-VOTING SHARES, ADDRESS TO:

CIBC MELLON TRUST COMPANY
CHASEMELLON SHAREHOLDER SERVICES
GT GROUP TELECOM INC.
C/O CIBC MELLON TRUST COMPANY
1066 WEST HASTINGS STREET, SUITE 1600
VANCOUVER, B.C. V6E 3X1
ATTENTION: MS. TRICIA MURPHY

Re: GT Group Telecom Inc. (the "Company")
    Warrants and Class B Non-Voting Shares

Dear Sirs:


Please be advised that  _____________________ has transferred
 _____________________ of the above-referenced [WARRANTS] [CLASS B NON-VOTING SHARES] pursuant to an effective Registration Statement on Form F-3 (File No. 333- ____________ ) filed by the Company.


We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the [WARRANTS] [CLASS B NON-VOTING SHARES] is named as a "Selling Shareholder" in the Prospectus dated [DATE] or in supplements thereto, and that the [WARRANTS] [CLASS B NON-VOTING SHARES]transferred are the [WARRANTS] [CLASS B NON-VOTING SHARES] listed in such Prospectus opposite such owner's name.

Dated:

                                          Very truly yours,

                                          --------------------------------------
                                              (Name)

                                          By:
                                          --------------------------------------
                                              (Authorized Signature)

---------------------------------------------------------
---------------------------------------------------------


  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.


                               ------------------

                               TABLE OF CONTENTS


                                                Page
                                                ----
About This Prospectus.......................       i
Where You Can Obtain More Information About
  Us........................................       i
Forward-Looking Statements..................      ii
Presentation of Our Financial and Other
  Information...............................     iii
Risk Factors................................       1
Use of Proceeds.............................       8
Dividend Policy.............................       8
Capitalization..............................       9
Business....................................      10
Description of the Warrants.................      10
Selling Shareholders........................      15
Description of Our Class B Non-Voting
  Shares....................................      35
Plan of Distribution........................      35
Legal Matters...............................      36
Experts.....................................      36
Registrars and Transfer Agents..............      37
Enforceability of Civil Liabilities.........      37
Index to Financial Statements...............     F-1
Appendix A..................................     A-1


---------------------------------------------------------
---------------------------------------------------------
                       ---------------------------------------------------------
                       ---------------------------------------------------------

[GT Group Telecom Logo]

4,198,563 Class B Non-Voting Shares
  855,000 Warrants to Purchase
          Class B Non-Voting Shares
                      ------------------------------------

                                   PROSPECTUS

                      ------------------------------------
                       ---------------------------------------------------------
                       ---------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 8.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Under the Canada Business Corporations Act (the "CBCA"), a corporation may indemnify a present or former director or officer to such corporation or a person who acts or acted at the corporation's request as a director or officer of another corporation of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of such corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation if he was substantially successful on the merits and fulfilled the conditions set forth above.

     In accordance with the CBCA, the by-laws of the Registrant, a copy of which is filed as Exhibit 3.2 to this Registration Statement, indemnify a director or officer of the Registrant, a former director or officer of the Registrant or any person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses including an amount paid to settle an action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he has been made a party by reason of being or having been a director or officer of the Registrant or such body corporate if (i) he acted honestly and in good faith with a view to the best interests of the Registrant, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     The Registrant will also indemnify such directors or officers who have been substantially successful in the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director of the Registrant or body corporate against all costs, charges and expenses reasonably incurred by him in respect of such action or proceeding.

     A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims based upon the acts or omissions as directors and officers of the Registrant, including liabilities arising under the Securities Act of 1933, and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9. EXHIBITS


    *2.1   Asset Purchase and Subscription Agreement dated December 22,
           1999 among Shaw Communications Inc., Shaw FiberLink Ltd., GT
           Group Telecom Inc. and GT Group Telecom Services Corp.
    *2.2   Indefeasible Right of Use Agreement dated February 16, 2000 between Shaw FiberLink Ltd. and GT Group Telecom Inc.
    *2.3   Non-competition Agreement in favour of Group Telecom dated
           February 16, 2000 among Shaw Communications Inc., Shaw
           FiberLink Ltd. and GT Group Telecom Inc.
    *2.4   Non-competition Agreement in favour of Shaw dated February
           16, 2000 among Shaw Communications Inc., Shaw FiberLink Ltd.
           and GT Group Telecom Inc.
    *2.5   Transitional Services Agreement dated February 16, 2000
           among Shaw Communications Inc., Shaw FiberLink Ltd., GT
           Group Telecom Inc. and GT Group Telecom Services Corp.
    *2.6   Performance Assurance Agreement dated February 16, 2000
           among Shaw Communications Inc., GT Group Telecom Inc. and GT
           Group Telecom Services Corp.
  +**2.7   Fiber Sale Agreement dated May 24, 2000 among Worldwide
           Fiber (F.O.T.S.) Ltd., Worldwide Fiber (F.O.T.S.) No. 3,
           Ltd., WFI-CN Fibre Inc. and GT Group Telecom Services Corp.
  +**2.8   Capacity Lease Agreement dated May 24, 2000 by and between
           Worldwide Fiber Network Services Ltd. and Worldwide Fiber
           Network Services, Inc. and GT Group Telecom Services Corp.
           and GT Group Telecom Services (USA) Corp.
  +**2.9   IRU Agreement dated May 24, 2000 by and between Worldwide
           Fiber Network Services, Inc. and GT Group Telecom Services
           (USA) Corp.
    *3.1   Articles of Incorporation of GT Group Telecom Inc.
    *3.2   By-laws of GT Group Telecom Inc.
    *4.1   Warrant Agreement dated February 1, 2000 between GT Group
           Telecom Inc. and The Chase Manhattan Bank
    *4.2   Registration Rights Agreement dated February 1, 2000 among
           GT Group Telecom Inc. and Goldman, Sachs & Co., CIBC World
           Markets Corp., Credit Suisse First Boston Corporation, RBC
           Dominion Securities Corporation, Scotia Capital (USA) Inc.
           and TD Securities (USA) Inc.
  ***5.1   Opinion of Goodman Phillips & Vineberg, Canadian counsel to
           GT Group Telecom Inc., as to the legality of the Class B
           non-voting shares and the warrants being registered
  ***5.2   Opinion of Shearman & Sterling as to the legality of the
           warrants being registered
   *10.1   Preference Share Purchase Agreement dated May 7, 1999 among
           GT Group Telecom Inc., GS Capital Partners III L.P., DSE Fin
           B.V., W9 Blanche Eight 10 B.V., CIBC Capital (SFC) Inc.,
           First Marathon Capital Corporation and MGN Group LLC
 ***10.2   Credit Agreement, as amended and restated, dated February 3,
           2000, as amended and restated as of September 29, 2000, with
           Lucent Technologies Canada Inc.
 ***10.3   Senior Credit Facility dated February 3, 2000, as amended
           and restated as of September 29, 2000, among GT Group
           Telecom Inc., CIBC World Markets Inc., Goldman Sachs Credit
           Partners, Royal Bank of Canada and Toronto Dominion Bank
   *10.4   Exchange and Registration Rights Agreement dated February 1,
           2000 among GT Group Telecom Inc. and Goldman, Sachs & Co.,
           CIBC World Markets Corp., Credit Suisse First Boston
           Corporation, RBC Dominion Securities Corporation, Scotia
           Capital (USA) Inc. and TD Securities (USA) Inc.
   *10.5   Indenture dated February 1, 2000 between GT Group Telecom
           Inc. and The Chase Manhattan Bank
  **10.6   First Supplemental Indenture dated July 11, 2000 between GT
           Group Telecom Inc. and The Chase Manhattan Bank
 ***10.7   Credit Agreement, dated as of September 29, 2000, with Cisco
           Systems Capital Corporation
  **21.1   Subsidiaries of GT Group Telecom Inc.

    23.1   Consent of PricewaterhouseCoopers LLP, Chartered Accountants
    23.2   Consent of Ernst & Young LLP, Chartered Accountants
 ***23.3   Consent of Goodman Phillips & Vineberg (included in Exhibit
           5.1)
 ***23.4   Consent of Shearman & Sterling (included in Exhibit 5.2)
 ***24.1   Powers of Attorney (contained on the signature pages of the
           Registration Statement)

---------------


* Incorporated by reference to the Registrant's Registration Statement on Form F-1 (File No. 333-11506)


** Incorporated by reference to the Registrant's Registration Statement on Form F-4 (File No. 333-38058).

*** Previously filed

+ Confidential material has been omitted and filed separately with the Securities and Exchange Commission.


ITEM 10.  UNDERTAKINGS


     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


     Provided, however, that paragraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) As long as the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Not withstanding the foregoing, if this registration statement is on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.


     (5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Province of Ontario, Canada, on this 16th day of April, 2001.


                                          GT GROUP TELECOM INC.
                                          (Registrant)


                                               /s/ STEPHEN H. SHOEMAKER

                                          By:
                                          --------------------------------------


                                              Name: Stephen H. Shoemaker


                                              Title: Executive Vice President
                                                     and


                                                     Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:



                  SIGNATURE                                     TITLE                        DATE
                  ---------                                     -----                        ----
                      *                        Chairman and Director                    April 16, 2001
---------------------------------------------
               James G. Matkin

                                               Director and Chair of Executive
---------------------------------------------  Committee
              James M. Mansour

                      *                        Chief Executive Officer and Director     April 16, 2001
---------------------------------------------  (principal executive officer)
             Daniel R. Milliard

                      *                        President, Chief Operating Officer and   April 16, 2001
---------------------------------------------  Director
               Robert G. Wolfe

                      *                        Executive Vice President and Chief       April 16, 2001
---------------------------------------------  Financial Officer (principal financial
            Stephen H. Shoemaker               officer and principal accounting
                                               officer)

                                               Director
---------------------------------------------
              Ronald D. Rogers

                      *                        Director                                 April 16, 2001
---------------------------------------------
              Michael D'Avella

                      *                        Director                                 April 16, 2001
---------------------------------------------
                George Estey

                  SIGNATURE                                     TITLE                        DATE
                  ---------                                     -----                        ----

                                               Director
---------------------------------------------
               Leo J. Hindery

                      *                        Director                                 April 16, 2001
---------------------------------------------
             P. Kenneth Kilgour

                      *                        Director                                 April 16, 2001
---------------------------------------------
             Robert R. Gheewalla

                      *                        Director                                 April 16, 2001
---------------------------------------------
                  Jim Shaw



     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of GT Group Telecom Inc. and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, on this 16th day of April, 2001.


                                          GT GROUP TELECOM SERVICES (USA) CORP.
                                          (Authorized U.S. Representative)


                                                 /s/ ROBERT M. FABES

                                          By:
                                          --------------------------------------


                                              Name: Robert M. Fabes


                                              Title:  Senior Vice-President,
                                                      General Counsel and
                                                      Treasurer



     /s/ STEPHEN H. SHOEMAKER

*By:
--------------------------------------

     Stephen H. Shoemaker,

     Attorney-in-fact

                                 EXHIBIT INDEX

EXHIBIT                                                                   PAGE
NUMBER                             DESCRIPTION                           NUMBER
-------                            -----------                           ------
    *2.1   Asset Purchase and Subscription Agreement dated December 22,
           1999 among Shaw Communications Inc., Shaw FiberLink Ltd., GT
           Group Telecom Inc. and GT Group Telecom Services Corp.
    *2.2   Indefeasible Right of Use Agreement dated February 16, 2000 between Shaw FiberLink Ltd. and GT Group Telecom Inc.
    *2.3   Non-competition Agreement in favour of Group Telecom dated
           February 16, 2000 among Shaw Communications Inc., Shaw
           FiberLink Ltd. and GT Group Telecom Inc.
    *2.4   Non-competition Agreement in favour of Shaw dated February
           16, 2000 among Shaw Communications Inc., Shaw FiberLink Ltd.
           and GT Group Telecom Inc.
    *2.5   Transitional Services Agreement dated February 16, 2000
           among Shaw Communications Inc., Shaw FiberLink Ltd., GT
           Group Telecom Inc. and GT Group Telecom Services Corp.
    *2.6   Performance Assurance Agreement dated February 16, 2000
           among Shaw Communications Inc., GT Group Telecom Inc. and GT
           Group Telecom Services Corp.
  +**2.7   Fiber Sale Agreement dated May 24, 2000 among Worldwide
           Fiber (F.O.T.S.) Ltd., Worldwide Fiber (F.O.T.S.) No. 3,
           Ltd., WFI-CN Fibre Inc. and GT Group Telecom Services Corp.
  +**2.8   Capacity Lease Agreement dated May 24, 2000 by and between
           Worldwide Fiber Network Services Ltd. and Worldwide Fiber
           Network Services, Inc. and GT Group Telecom Services Corp.
           and GT Group Telecom Services (USA) Corp.
  +**2.9   IRU Agreement dated May 24, 2000 by and between Worldwide
           Fiber Network Services, Inc. and GT Group Telecom Services
           (USA) Corp.
    *3.1   Articles of Incorporation of GT Group Telecom Inc.
    *3.2   By-laws of GT Group Telecom Inc.
    *4.1   Warrant Agreement dated February 1, 2000 between GT Group
           Telecom Inc. and The Chase Manhattan Bank
    *4.2   Registration Rights Agreement dated February 1, 2000 among
           GT Group Telecom Inc. and Goldman, Sachs & Co., CIBC World
           Markets Corp., Credit Suisse First Boston Corporation, RBC
           Dominion Securities Corporation, Scotia Capital (USA) Inc.
           and TD Securities (USA) Inc.
  ***5.1   Opinion of Goodman Phillips & Vineberg, Canadian counsel to
           GT Group Telecom Inc., as to the legality of the class B
           non-voting shares and the warrants being registered
  ***5.2   Opinion of Shearman & Sterling as to the legality of the
           warrants being registered
   *10.1   Preference Share Purchase Agreement dated May 7, 1999 among
           GT Group Telecom Inc., GS Capital Partners III L.P., DSE Fin
           B.V., W9 Blanche Eight 10 B.V., CIBC Capital (SFC) Inc.,
           First Marathon Capital Corporation and MGN Group LLC
 ***10.2   Credit Agreement, as amended and restated, dated February 3,
           2000, as amended and restated as of September 29, 2000, with
           Lucent Technologies Canada Inc.
 ***10.3   Senior Credit Facility dated February 3, 2000, as amended
           and restated as of September 29, 2000, among GT Group
           Telecom Inc., CIBC World Markets Inc., Goldman Sachs Credit
           Partners, Royal Bank of Canada and Toronto Dominion Bank

EXHIBIT                                                                   PAGE
NUMBER                             DESCRIPTION                           NUMBER
-------                            -----------                           ------
   *10.4   Exchange and Registration Rights Agreement dated February 1,
           2000 among GT Group Telecom Inc. and Goldman, Sachs & Co.,
           CIBC World Markets Corp., Credit Suisse First Boston
           Corporation, RBC Dominion Securities Corporation, Scotia
           Capital (USA) Inc. and TD Securities (USA) Inc.
   *10.5   Indenture dated February 1, 2000 between GT Group Telecom
           Inc. and The Chase Manhattan Bank
  **10.6   First Supplemental Indenture dated July 11, 2000 between GT
           Group Telecom Inc. and The Chase Manhattan Bank
 ***10.7   Credit Agreement, dated as of September 29, 2000, with Cisco
           Systems Capital Corporation
  **21.1   Subsidiaries of GT Group Telecom Inc.
    23.1   Consent of PricewaterhouseCoopers LLP, Chartered Accountants
    23.2   Consent of Ernst & Young LLP, Chartered Accountants
 ***23.3   Consent of Goodman Phillips & Vineberg (included in Exhibit
           5.1)
 ***23.4   Consent of Shearman & Sterling (included in Exhibit 5.2)
 ***24.1   Powers of Attorney (contained on the signature pages of the
           Registration Statement)

---------------


* Incorporated by reference to the Registrant's Registration Statement on Form F-1 (File No. 333-11506)


** Incorporated by reference to the Registrant's Registration Statement on Form F-4 (File No. 333-38058).

*** Previously filed

+ Confidential material has been omitted and filed separately with the Securities and Exchange Commission.